                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement
[_]Confidential, For Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))
[_]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to
   Rule 14a-11(c) or Rule 14a-12

                                NET2PHONE, INC.
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  (1) Title of each class of securities to which transaction applies:

    ........................................................................

  (2) Aggregate number of securities to which transaction applies:

    ........................................................................

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ........................................................................

  (4) Proposed maximum aggregate value of transaction:

    ........................................................................

  (5) Total fee paid:

    ........................................................................

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid: ________________________________________________

  (2) Form, Schedule or Registration Statement no.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: _______________

                          [NET2PHONE, INC. LETTERHEAD]

                                                                          , 2000

Dear Stockholder:

   As you know or may be aware, Net2Phone, entered into an agreement with AT&T Corp. and IDT Corporation on March 30th. As a result of that agreement, and assuming you and your fellow stockholders approve the proposals outlined in the enclosed notice of meeting and proxy statement, an AT&T-led consortium will acquire approximately 32% of our outstanding capital stock and 39% of our aggregate voting power. We also expect to enter into various commercial, marketing, licensing and development agreements with both AT&T and IDT in connection with the transaction.

   This transaction is an exciting development for our company. We believe it will facilitate our objective of becoming the global standard for Internet telephony and further validate the investment made by each of you, as well as our strategic investors, America Online, General Electric, Yahoo! and SOFTBANK, and the $300 million in proceeds from the sale of our Class A Common Stock to the consortium will add to our cash position. In addition:

  . We believe that AT&T, which is among the world's premier voice, video and data communications companies, will have a strong incentive to work with us to develop and distribute our Internet telephony services and products.

  . We believe that companies focused on providing Internet-related services and products will view us as a "neutral" provider of Internet telephony, which should enhance our ability to enter into strategic alliances with competing companies, building on our important alliances with America Online, Yahoo! and other top Internet companies.

  . We believe this transaction positions us at the nexus of the convergence of communications technologies and gives us an edge over our competitors in managing the rapidly changing technological and market landscape.

   The enclosed proxy statement provides a comprehensive review of the proposed transaction and related proposals. I urge you to read it carefully and vote your proxy. We will hold the special meeting of stockholders on June 30th at what will become our new headquarters in Newark, New Jersey.

   Your Board of Directors believes that the transaction is in the best interests of Net2Phone and its stockholders. We recommend a vote FOR approval of the proposals outlined in the enclosed notice of meeting and proxy statement.

   I look forward to seeing you at the meeting.

                                          Sincerely,

                                          [SIGNATURE]

                                          Clifford M. Sobel
                                          Chairman
                                          Net2Phone, Inc.

   This letter may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Net2Phone, Inc. with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Net2Phone, Inc. undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                NET2PHONE, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 30, 2000

                               ----------------

To our stockholders:

   A Special Meeting of Stockholders of Net2Phone, Inc. will be held at what is to become our new headquarters at 520 Broad Street, Newark, New Jersey, on Friday, June 30, 2000, beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

  . Approve an amendment to our Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 33,924,250 to 37,924,250, which will allow us to issue 4,000,000 newly-authorized shares of Class A Common Stock to a company, which will initially be majority-owned by AT&T Corp., for an aggregate purchase price of $300,000,000;

  . Approve an amendment to our Certificate of Incorporation to increase the maximum number of directors who may serve on our Board of Directors from 11 to 13, effective upon the issuance of the 4,000,000 newly-authorized shares of our Class A Common Stock;

  . Approve an amendment to the Net2Phone, Inc. 1999 Amended and Restated
    Stock Option and Incentive Plan to increase the number of shares authorized for issuance from 11,040,000 to 16,540,000; and

  . Any other matters that properly come before the meeting.

   Only stockholders of record at the close of business on June 2, 2000 are entitled to receive notice of and to vote at the special meeting or any postponement or adjournment thereof.


 Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares (1) via a toll-free telephone number, (2) via the Internet or (3) you may sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Glenn J. Williams
                                          Secretary and General Counsel

       , 2000
Hackensack, New Jersey

                               TABLE OF CONTENTS

ABOUT THE MEETING..........................................................   1
  What is the main reason for calling this special meeting?................   1
  If approved, what is the effect of the proposals described above?........   1
  What happens if these proposals are not approved by our stockholders?....   2
  Are there any other matters that will be considered at this special
   meeting?................................................................   2
  What are the Board's recommendations?....................................   2
  Who is entitled to vote at the meeting?..................................   3
  Who can attend the meeting?..............................................   3
  What constitutes a quorum?...............................................   3
  How do I vote?...........................................................   3
  What if I vote and then change my mind?..................................   4
  What vote is required to approve each item?..............................   4
  Have any stockholders already agreed to vote their shares for the
   proposals set forth in the accompanying notice of meeting?..............   4
  If my shares are held in "street name" by my broker or other nominee,
   will my broker or nominee vote my shares for me?........................   5
  Will our independent auditors be present at the special meeting?.........   5
  How are we soliciting this proxy?........................................   5
  Where can I find more information?.......................................   5

THE TRANSACTIONS...........................................................   6
  What transactions gave rise to this special meeting?.....................   6
  What are the potential benefits expected to result from the
   transactions?...........................................................   7
  What is the background of the transactions?..............................   8
  What factors were considered by the Special Committee in its determination to approve the transactions?..............................  14
  What is the opinion of the Special Committee's financial adviser?........  16
  What is the recommendation of the full Board?............................  20
  Did our Board take any other actions at the March 30, 2000 meeting?......
  Are there any governmental or regulatory approvals required in connection with the transactions?..................................................  20
  What are the other conditions to the completion of the transactions?.....  21
  Do our officers and directors have interests in the transactions different from, or in addition to, their interests as stockholders of
   Net2Phone generally?....................................................  21

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION.................  24

APPROVAL OF AN AMENDMENT TO THE NET2PHONE, INC. 1999 AMENDED AND RESTATED
 STOCK OPTION AND INCENTIVE PLAN...........................................  28

EXECUTIVE COMPENSATION.....................................................  31

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL STOCKHOLDERS,
 DIRECTORS AND MANAGEMENT..................................................  35

STOCKHOLDER PROPOSALS AND NOMINATIONS......................................  37

WHERE YOU CAN FIND MORE INFORMATION........................................  38

FORWARD-LOOKING STATEMENTS.................................................  38

OTHER MATTERS..............................................................  39

ANNEXES
  Annex ALetter Agreement among Net2Phone, Inc., IDT Corp. and AT&T Corp.
  Annex BLetter Agreement between IDT Corp. and AT&T Corp.
  Annex COpinion of Salomon Smith Barney Inc.
  Annex DAmendments to our Certificate of Incorporation
  Annex ENet2Phone, Inc. 1999 Amended and Restated Stock Option and
   Incentive Plan

                                NET2PHONE, INC.
                                171 Main Street
                          Hackensack, New Jersey 07601

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This proxy statement contains information related to the Special Meeting of Stockholders to be held on June 30, 2000 at 9:00 a.m. local time, at what is to become our new headquarters at 520 Broad Street, Newark, New Jersey, or at such other time and place to which the special meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Net2Phone. The proxy materials relating to the special meeting are first being
mailed to stockholders entitled to vote at the meeting on or about          ,
2000.

                               ABOUT THE MEETING

What is the main reason for calling this special meeting?

   On March 31, 2000, we announced that we entered into an agreement with AT&T Corp. and IDT Corporation (see page 6). This agreement is attached hereto as Annex A. Pursuant to the terms of the agreement, we agreed, among other things, to seek approval of our stockholders of:

  . an amendment to our Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 33,924,250 to 37,924,250 (see page 24), which will allow us to issue 4,000,000 newly-authorized shares of Class A Common Stock to a newly-formed company (hereinafter referred to as "Newco"), which initially will be majority-owned by AT&T, for an aggregate purchase price of $300,000,000; and

  . an amendment to our Certificate of Incorporation to increase the maximum number of directors who may serve on our Board of Directors from 11 to 13 (see page 24), effective upon the issuance of the 4,000,000 newly-authorized shares of our Class A Common Stock to Newco.

If approved, what is the effect of the proposals described above?

   Approval of the amendments to our Certificate of Incorporation is a condition to Newco's obligation to consummate the purchase from IDT of 14.9 million shares of our Class A Common Stock. If the amendments are approved and the other conditions to the obligations of Newco and IDT are satisfied or
waived, IDT, which as of the record date holds   % of the aggregate voting
power of our capital stock, will transfer 14.9 million of the approximately
24.9 million shares of our Class A Common Stock it currently owns to Newco for $75 per share or approximately $1.1 billion in the aggregate and Newco will be able to exercise its right to initially have three individuals designated and appointed as new directors on our Board.

   The authorization and issuance of shares of Class A Common Stock to Newco is significant because Class A Common Stock with two votes per share automatically converts into common stock with one vote per share upon any transfer unless the transferee is a "permitted transferee" under our corporate charter, the definition of which includes other holders of Class A Common Stock. By issuing Class A Common Stock directly to Newco, we are causing Newco to become a permitted transferee, so that the 14.9 million shares of our Class A Common Stock being transferred by IDT will not be automatically converted into common stock and will retain the right to two votes per share.

   If stockholder approval is obtained and Newco purchases four million shares of Class A Common Stock from Net2Phone and 14.9 million shares of Class A Common Stock from IDT, Newco will replace IDT as our largest stockholder and will control approximately 39% of our voting power. IDT will control approximately 21% of our voting power. Also, IDT and Newco have agreed with each other to vote, over the next three years, all of the shares of Net2Phone capital stock owned by each of them in favor of mutually acceptable nominees to our Board and to abstain from voting for nominees to the Board that are not mutually acceptable. Accordingly, so long as they agree, Newco will share with IDT the power to determine the election of all our directors through their collective control of approximately 60% of our voting power; however, if they are unable to agree on acceptable nominees, the votes of our other stockholders will determine the election of our directors.

What happens if these proposals are not approved by our stockholders?

   Without the required approval by our stockholders of the amendments to our Certificate of Incorporation to be considered at this meeting:

  . We would be unable to issue the shares of our Class A Common Stock and increase the size of our Board as provided in the letter agreement between AT&T, IDT and us attached hereto as Annex A. Newco would also not be obligated to complete the purchase of shares from IDT. However, AT&T and IDT have agreed on a contingent plan in the event our stockholders do not approve the proposals. That contingent plan is set forth in the letter agreement between AT&T and IDT attached hereto as Annex B. In summary, under the contingent plan, Newco would loan approximately $1.1 billion to IDT on a non-recourse basis, which loan would be secured by
    14.9 million shares of Net2Phone's Class A Common Stock currently owned by IDT. Upon the earlier of the loan's maturity in five years (or later if extended) or Newco becoming a permitted transferee of our Class A Common Stock, the loan will be discharged in exchange for the 14.9 million shares of Class A Common Stock.

   If Newco does not become a permitted transferee of our Class A Common Stock before it acquires the 14.9 million shares of Class A Common Stock from IDT, those shares which currently have two votes per share, would convert into common stock with one vote per share, and Newco and IDT would have approximately 20% and 27%, respectively, of our voting power.

  . We would not receive proceeds of $300,000,000 from the issuance of 4,000,000 shares of our Class A Common Stock to Newco.

  .We would not be obligated to grant to AT&T and IDT a license to our present and future technology on "most favored nation" terms unless Newco enters into the loan arrangement with IDT described above.

  .Newco would not have the right to nominate and elect directors to our Board.

Are there any other matters that will be considered at this special meeting?

   Yes. We are also seeking to obtain the approval of our stockholders of an amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan (see page 28). The plan is being amended to increase the number of shares authorized for issuance under the plan from 11,040,000 to 16,540,000.

What are the Board's recommendations?

   Our Board believes that the transactions and related proposals are advisable and are fair to and in the best interests of Net2Phone and its stockholders and recommends that you vote for approval of:

  . the amendment to our Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock, which will permit us to issue 4,000,000 newly-authorized shares of our Class A Common Stock to Newco (see page 24);

  . the amendment to our Certificate of Incorporation to increase the maximum number of directors who may serve on our Board from 11 to 13, effective upon the issuance of the 4,000,000 newly-authorized shares of our Class A Common Stock to Newco (see page 24); and

  . the amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock
    Option and Incentive Plan (see page 28).

Who is entitled to vote at the meeting?

   Only stockholders of record at the close of business on the record date, June 2, 2000, are entitled to receive notice of the special meeting and to vote the shares of capital stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Except as otherwise described below under "What vote is required to approve each item?" or as required by law:

  . holders of our Class A Common Stock are entitled to two votes per share and holders of our common stock are entitled to one vote per share on each matter to be voted upon; and

  . holders of our Class A Common Stock and holders of our common stock will vote together as a single class on all matters to be voted upon at this special meeting.

   As of the record date, we had           outstanding shares of Class A Common
Stock and           outstanding shares of common stock representing  % and  %, respectively, of our voting power.

Who can attend the meeting?

   All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

   Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of our capital stock outstanding on the record date will constitute a quorum for our meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

   You can vote on matters to come before the meeting in four ways:

  . By Internet at http://www.      .com.

  . By toll-free telephone at (   )    -    .

  . By completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

  . By written ballot at the meeting.

   If you vote by Internet or telephone, your vote must be received by
         . Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares for the amendments to our Certificate of Incorporation, the amendment to the

Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan, and as otherwise recommended by the Board, or if no recommendation is given, in their own discretion.

What if I vote and then change my mind?

   You may revoke your proxy at any time before it is exercised by:

  . filing with the Secretary of Net2Phone a notice of revocation;

  . entering a new vote by Internet or telephone;

  . sending in another duly executed proxy bearing a later date; or

  . attending the meeting and casting your vote in person.

   Your last vote will be the vote that is counted.

What vote is required to approve each item?

   Amendment to Increase Authorized Shares. To amend our Certificate of Incorporation to increase the authorized shares of Class A Common Stock, the affirmative vote of the following holders is required for approval:

  . pursuant to Section 242(b) of the Delaware General Corporation Law, the holders of at least a majority of our outstanding Class A Common Stock;

  . pursuant to Sections 212 and 242(a) of the Delaware General Corporation
    Law, the holders of a majority of the voting power of our Class A Common Stock (2 votes per share) and common stock (1 vote per share), voting together as a single class; and

  . pursuant to Article Fourth, Section 1(d)(2) of our Certificate of
    Incorporation, the holders of at least 66 2/3% of our outstanding Class A Common Stock and common stock, voting together as a single class, with each share entitled to one vote.

   A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against this proposal to amend our Certificate of Incorporation.

   Other Proposals. For each other proposal, the affirmative vote of the holders of a majority of our outstanding capital stock represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Have any stockholders already agreed to vote their shares for the proposals set forth in the accompanying notice of meeting?

   Yes. IDT, which currently holds approximately:

  . 73% of our outstanding Class A Common Stock;

  . 56% of the voting power of our Class A Common Stock (2 votes per share) and common stock (1 vote per share), voting together as a single class; and

  . 45% of the outstanding shares of our Class A Common Stock and common stock, voting together as a single class, with each share entitled to one vote;

has agreed pursuant to the letter agreement with AT&T attached hereto as Annex B to vote all of the shares of capital stock of Net2Phone held by it in favor of the proposals to amend our Certificate of Incorporation.

If my shares are held in "street name" by my broker or other nominee, will my broker or nominee vote my shares for me?

   If you do not provide your broker or other nominee with instructions on how to vote your "street name" shares, your broker or nominee will not be permitted to vote them. You should therefore be sure to provide your broker or nominee with instructions on how to vote your shares.

   If you do not give voting instructions to your broker or nominee, you will, in effect, be voting against the amendments to our Certificate of Incorporation and the amendment to our 1999 Amended and Restated Stock Option and Incentive Plan, unless you appear in person at the meeting and vote in favor of the proposals.

Will our independent auditors be present at the special meeting?

   Members of Ernst & Young LLP, our independent auditors, are not expected to be in attendance at the special meeting and will not be available to respond to questions.

How are we soliciting this proxy?

   We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of the officers and other employees of Net2Phone also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

Where can I find more information?

   You may obtain more information from various sources as set forth under "Where You Can Find More Information" on page 38.

                                THE TRANSACTIONS

What transactions gave rise to this special meeting?

   On March 31, 2000, we announced that we entered into an agreement with AT&T Corp. and IDT Corporation, a copy of which is attached hereto as Annex A. Pursuant to the terms of the agreement, we agreed, subject to stockholder approval and the satisfaction of other conditions described below on page 21, to issue to Newco 4,000,000 newly-authorized shares of our Class A Common Stock for an aggregate purchase price of $300,000,000. In addition, the agreement between AT&T and IDT, attached hereto as Annex B, provides that Newco, upon our stockholders' approval and satisfaction of the other conditions in the agreement (see page 21), purchase from IDT 14.9 million of the approximately
24.9 million shares of our Class A Common Stock it owns for an aggregate purchase price of approximately $1.1 billion. If the matters outlined in the accompanying notice of meeting are approved, upon consummation of these transactions:

  . Newco will own approximately 32% of our outstanding capital stock, but it will control 39% of the aggregate voting power of our capital stock because it will hold Class A Common Stock with two votes per share. Newco also has a right of first refusal to purchase IDT's remaining shares of our Class A Common Stock. If IDT sells all its remaining shares and Newco exercises its right to purchase such shares, Newco will have approximately a 49% economic interest and approximately a 60% voting interest in Net2Phone. This right of first refusal expires on August 1, 2003.

  . IDT's ownership of our outstanding capital stock will be reduced from approximately 45% to 17%, and its voting power will be reduced from approximately 56% to 21%. IDT's voting power can be further reduced by the conversion of its remaining shares of our Class A Common Stock (2 votes per share) to our common stock (1 vote per share) upon Newco's cash payment to IDT of an amount equal to 10% of the average daily closing price per share of our common stock for the 20-day trading period ending on the day prior to the date Newco notifies IDT that it wishes to exercise its right of conversion. This right of conversion expires on August 1, 2003.

  . Newco and IDT will enter into a voting agreement with respect to the election of mutually acceptable nominees to the Board. So long as they agree on nominees, Newco and IDT will collectively control approximately 60% of our voting power and will therefore likely control the election of all our directors; however, if they are unable to agree on acceptable nominees, the votes of our other stockholders will determine the election of our directors. This agreement terminates by its terms no later than August 1, 2003.

  . Initially, Newco also will have the right to designate three individuals to be appointed as directors on our Board, one of whom shall be elected to fill the vacancy created by the resignation of a director designated by IDT. Newco and IDT has each agreed to use its best efforts, so long as it beneficially owns between 15% and 85% of our voting power, to assure that our Board consists of at least 5 directors who are not employees of or affiliated with Net2Phone, IDT, AT&T or Newco or any of their affiliates. These "independent" directors will take action on behalf of our Board on matters involving or relating to our relationship with Newco, IDT, AT&T and other interested parties.

   Also pursuant to the letter agreement attached hereto as Annex A, we have agreed, subject to and in connection with Newco either (1) purchasing the shares of our Class A Common Stock from us and IDT or (2) entering into the loan arrangement with IDT described on page 2, to:

  . grant to AT&T and IDT, on terms, conditions and pricing no less favorable than those granted to other licensees of Net2Phone, a license for our present and future technology; and

  . enter into a registration rights agreement, which grants Newco certain demand and piggyback registration rights with respect to the shares of our capital stock acquired by it from IDT and from us, the form of which is attached as Exhibit A to Annex A.

   Further, pursuant to the letter agreement attached hereto as Annex A, AT&T has agreed to support good faith negotiations to work together with us to enter into commercial arrangements to:

   . enter into a license, distribution, marketing and services agreement, whereby AT&T will offer our services through AT&T's WorldNet Service and work with other groups within AT&T to market and distribute our services;

   . develop and deploy new products and applications that integrate Voice over Internet Protocol ("VoIP") technology into PBX's and other communication products for the business market;

   . develop a series of commercial and VoIP technology developmental agreements, the goal of which would be to establish a framework for working together to further develop and enhance each party's VoIP technology and jointly develop new VoIP products and standards;

   . develop broadband applications using VoIP technology;

   . develop and implement such technologies as are required for the interoperability of each party's services with the other's;

   . develop "on-net" advantages in the delivery of each other's services;

   . develop and evolve the standards for VoIP services and products; and

   . classify each other as "preferred supplier" with respect to all services offered by the parties.

As of the date of this proxy statement and except for the agreement relating to AT&T's WorldNet Service, we have not entered into, and there is no binding obligation for any of the parties to enter into, the agreements and arrangements described above in this paragraph.

 For more information on these transactions, you should read the letter agreements attached hereto as Annex A and Annex B, which are incorporated herein by reference.


What are the potential benefits expected to result from the transactions?

  . We believe that these transactions will facilitate our objective of becoming the global standard for VoIP for at least three reasons:

   . We believe that AT&T will have a strong incentive to work with us to develop and distribute our VoIP services and products.

   . We believe that companies that are focused on providing Internet-related services and products will view us as a "neutral" provider of VoIP because AT&T is generally not perceived as primarily an Internet company. Being perceived as neutral in the Internet marketplace enhances our ability to enter into strategic alliances with competing firms, such as America Online, Inc. ("AOL") and Yahoo!.

   . We believe these transactions position us at the nexus of the convergence of communications technologies. We believe this gives us an edge over our competitors in managing the rapidly changing technological and market landscape.

  . IDT is effectively divesting itself of its majority voting control of matters that are subject to stockholder approval. IDT has also agreed to relinquish one of its three seats on our Board to Newco. We believe these transactions enhance our independence and should increase our flexibility to pursue strategic opportunities and investments. However:

   . IDT and Newco are entering into a voting agreement, expiring August 1, 2003, relating to the election of directors and, so long as they agree, together they will control the election of directors. Although, if they are unable to agree on acceptable nominees, the votes of our other stockholders will determine the election of our directors.

   . Newco could in the future purchase IDT's remaining stake in Net2Phone or otherwise take actions that would give Newco sole majority voting control of Net2Phone, including, but not limited to, exercising its option to convert IDT's remaining shares of our Class A Common Stock (2 votes per share) into shares of our common stock (1 vote per share) as further described in the letter agreement attached hereto as Annex B.

   . There is no restriction on Newco and IDT entering into a more comprehensive voting agreement that addresses other matters besides the election of our directors.

  . The transactions will raise $300,000,000 in additional capital that we intend to use to fund product and market development, strategic acquisitions and investments and other general corporate purposes.

   However, the proceeds have not been allocated to any specific investment or transaction and our management has significant flexibility in applying the proceeds.

   Please review the principal positive and negative factors of the transactions considered by the Special Committee to our Board discussed on pages 14 to 16 below for additional considerations.

What is the background of the transactions?

                                  Introduction

   Our management and Board reviews, on a continuing basis, our competitive strategy in light of the changing competitive environment of the VoIP industry with the objective of identifying alternative strategies to enhance stockholder value. Our management and Board have explored possible joint ventures, business combinations and other strategic alternatives as a means of further enhancing our competitive position in the rapidly changing and competitive telecommunications market.

   On February 4, 2000, AOL, which currently owns 2,250,000 shares of our Class A Common Stock representing approximately 6.6% of our outstanding Class A Common Stock and 500,000 shares of our common stock representing approximately 2.4% of our outstanding common stock, approached our management with an informal proposal to increase its equity interest in Net2Phone by purchasing a portion of IDT's equity interest in Net2Phone. We informed IDT's management of AOL's interest in exploring the possibility of purchasing a significant portion of its investment in Net2Phone.

   On February 10, 2000, our management and representatives of IDT met with representatives of AOL to discuss, among other things, AOL's interest in purchasing IDT's equity interest in Net2Phone and to further develop AOL's existing strategic alliance with us. Between February 10 and March 2, 2000, the management of IDT and AOL had numerous discussions regarding a possible transaction. During this time, IDT's management provided our management with periodic updates as to the evolving status and structure of a potential transaction.

   On February 14, 2000, CNBC reported that AOL and IDT were discussing a sale of IDT's stake in Net2Phone. While neither company commented on this report, it was widely circulated in the news media and provoked interest and comments from our existing and potential strategic partners.

   On February 17, 2000, we retained Thomas Weisel Partners as financial advisor to advise our management and Board on (1) the potential structure, from a financial perspective, of a transaction between IDT and AOL relating to the sale or transfer of our shares of Class A Common Stock held by IDT and (2) the potential financial impact of such a transaction, including the impact on our stockholders.

   On February 21, 2000, AT&T management raised the possibility with IDT management of pursuing a transaction involving the purchase of a portion of IDT's equity interest in Net2Phone. That evening, senior management of AT&T and IDT met to more formally discuss the potential transaction.

   On February 22, 2000, IDT's management informed us that AT&T was interested in pursuing a transaction and that, while proposals made by AOL remained outstanding, IDT was now engaged in discussions with AT&T regarding the sale of part of its stake in Net2Phone.

   On February 23, 2000, our Board, along with our legal and financial advisers, met to discuss at length the possible strategic impact of a transaction between IDT and AOL on our business, financial results, prospects and intercompany relationships and agreements with IDT and our other strategic partners. The terms of a possible transaction between AOL and IDT were not settled at that point, but the transaction under discussion did not involve any proceeds for us or our public stockholders. At that meeting the Board requested, and IDT agreed, that our management should be regularly informed of and consulted regarding IDT's evolving plans.

   On February 24, 2000, AT&T commenced financial and legal due diligence of Net2Phone, which included presentations made by senior management of IDT and Net2Phone.

   On March 3, 2000, AT&T and IDT entered into a standstill agreement, whereby IDT agreed not to sell or offer to sell its equity interest in Net2Phone to any other party.

   Over the next several weeks, IDT and AT&T held discussions to explore the terms of a possible transaction about which our management was regularly informed and consulted. During this time, our management also updated our Board members on the evolving status and structure of the transaction, including at a special meeting of our Board on March 14, 2000. Prior to AT&T and IDT reaching an agreement on March 28, 2000, our management and Board did not directly participate in the negotiations.

                 Special Meeting Of Our Board On March 20, 2000

   On March 20, 2000, at a special meeting of our Board, IDT's management described to our Board the proposed structure of a transaction being negotiated by IDT and AT&T involving the sale by IDT to AT&T of 14.9 million shares of Class A Common Stock. IDT's management stated that this sale would be conditioned on the sale to AT&T by Net2Phone of newly-issued shares of Class A Common Stock, as well as certain related transactions, including the licensing of technology by Net2Phone to AT&T and IDT, commercial arrangements between AT&T and IDT and other arrangements between AT&T and IDT with respect to IDT's and AT&T's shares of our Class A Common Stock.

   At the special meeting, the Board approved a resolution establishing an independent Special Committee to review, analyze, consider and pursue alternatives and responses to the proposed transactions and to approve or disapprove the terms of the transactions as they related to us. The Board delegated to the Special Committee all of its powers and authority with respect to these transactions to the extent permitted by law. As to matters requiring the approval of our stockholders, the Special Committee was directed to make such recommendations to the Board as it deemed appropriate or advisable. It was also authorized to retain its own legal counsel and financial advisers at our expense.

   The Special Committee consisted of four of our directors: Jesse P. King, Harry C. McPherson (Chairman), James R. Mellor and Daniel H. Schulman. These directors have no present or prior employment or other relationship with AT&T, IDT or Net2Phone other than their membership on our Board and options to purchase our common stock, except that Mr. Mellor served as a director of IDT between August 1997 and June 1999 and holds currently exercisable options to purchase 30,000 shares of IDT common stock and Mr. Schulman served in various executive capacities with AT&T, including president of the AT&T Consumer Markets Division, from May 1994 until July 1999 and owns approximately 1,300 shares of AT&T common stock.

                  The Initial Meeting of the Special Committee

   The Special Committee held an initial meeting on March 24, 2000 at our offices in Hackensack, New Jersey. At that meeting, the Special Committee reviewed the relationships between Mr. Mellor and IDT and between Mr. Schulman and AT&T and concluded that these relationships would not affect the ability of its members to consider any proposed transactions with AT&T or IDT with a view to protecting the best interests of Net2Phone and its public stockholders.

   Also at that meeting, the Special Committee retained Hughes Hubbard & Reed LLP as independent counsel to advise the Special Committee regarding its duties and the legal aspects of the proposed transactions. At the same meeting, the Special Committee retained Salomon Smith Barney Inc. as its financial adviser to advise the Special Committee regarding the financial aspects of the proposed transactions, to assist in any negotiations that might be appropriate and to render an opinion as to fairness, from a financial point of view, to Net2Phone of the consideration to be received by Net2Phone in any proposed transaction. Each of these firms was selected after its representatives were interviewed by the Special Committee regarding the qualifications of the firm to act as adviser to the Special Committee. Following these interviews, the Special Committee concluded that certain relationships unrelated to the proposed transactions which Hughes Hubbard & Reed LLP had with Net2Phone and IDT, and which Salomon Smith Barney had with AT&T, would not impair the ability of these advisers to act independently on behalf of the Special Committee.

   In addition to dealing with organizational matters during the morning of its initial meeting, the Special Committee reviewed the principal points of the proposed transactions between IDT and AT&T as it understood them at that time, including the conditions that Net2Phone issue 4,000,000 shares of its Class A Common

Stock to Newco and grant a non-exclusive license of its technology to AT&T. These points were set forth in a draft term sheet, a copy of which IDT had provided to each member.

   During the afternoon of March 24, 2000, the members of the Special Committee, together with its advisers, met at AT&T's corporate headquarters with representatives of AT&T's senior management, as well as outside counsel to AT&T. The AT&T representatives described the status of their negotiations with IDT and the proposed organization of Newco, which was expected to be majority-owned by AT&T.

   These representatives also discussed the benefits which they believed would be realized by Net2Phone as a result of the proposed transactions. Principal among these benefits was that the interests of AT&T and the other Newco participants in Net2Phone could attract a greater number of major Internet service providers and portals than other alternatives available to Net2Phone, thereby establishing Net2Phone's technology as the global standard for VoIP. A further discussion of these potential benefits followed in response to questions from members of the Special Committee and its advisers, as did discussion of certain issues raised by the members of the Special Committee and its advisers, including a discussion on the absence of any binding commitments by AT&T to the terms for a non-exclusive license of Net2Phone's technology to be granted to AT&T and the absence of any commitment by AT&T to enter into other commercial arrangements with Net2Phone. Other matters discussed included the role AT&T would have in the affairs of Net2Phone if it became a stockholder and obtained Board representation.

   In the course of the meeting with AT&T, the AT&T representatives expressed their position on a number of points of interest to the Special Committee. They stated that AT&T would not be willing to consider a purchase of a majority interest in Net2Phone or an acquisition of Net2Phone as a whole. Furthermore, the AT&T representatives expressed their concern that the existence of the confidential negotiations between AT&T and IDT would soon leak into the marketplace and stated that this concern had led them to impose a deadline of March 31, 2000 for the Special Committee and our Board to act on the transactions with Newco and/or AT&T. They added that it would be impossible to negotiate the definitive terms of the proposed license of our technology to AT&T or any other commercial arrangement in advance of this deadline and, indeed, that it could take several months to do so.

          Information Gathering and Analysis by the Special Committee

   Following the meeting at AT&T, and after considering the matters described above, members of the Special Committee preliminarily concluded that the proposed transactions with AT&T provided Net2Phone with significant potential benefits. Accordingly, the Special Committee, directly and through its advisers, immediately began a period of intensive due diligence in order to be in position to make a final decision regarding the transactions prior to March 31, 2000. At the Special Committee's direction, the Special Committee's legal and financial advisers subsequently held numerous and lengthy in-person or telephonic interviews with members of senior management of AT&T, IDT and Net2Phone, as well as each of their inside and outside counsel and other advisers. The Special Committee also obtained advice from Net2Phone's senior management as to provisions management would like to see in an agreement with AT&T and Newco. One or more members of the Special Committee participated in some of these interviews and also had individual telephonic discussions with members of senior management of IDT and Net2Phone.

   Throughout this information-gathering process, members of the Special Committee held numerous telephone conversations with the Special Committee's advisers and among themselves to discuss the information being reviewed by them and the strategic reasons for the proposed transactions. The Special Committee and its advisers also reviewed the provisions of the unsigned agreement between IDT and AT&T, copies of portions of which were furnished to them by AT&T between March 25 and March 27, 2000 as negotiations on each portion were completed.

     Meetings of the Special Committee on March 29, 2000 and Formulation of
                              Negotiating Position

   During the morning of March 29, 2000, the Special Committee held a meeting with its advisers at the offices of Hughes Hubbard & Reed LLP in New York (with two members participating by telephone) to review the information gathered during the preceding four days, including a review of the terms of the agreement between AT&T and IDT, as it was completed and signed on March 28, 2000 and as it appears at Annex B. In addition, the Special Committee reviewed a letter which it had received from senior management of AT&T that morning. The letter set forth various benefits which AT&T indicated it believed that the proposed transaction would bring to Net2Phone and AT&T, including the following benefits to Net2Phone:

  . increased traffic volumes and customers;

  . cost savings; and

  . greater technological innovation.

   In addition, the letter set forth the following examples of cooperative actions that could be taken to create incremental value for both Net2Phone and AT&T:

  . facilitate strategic relationships with major portals and Internet service providers, based on the premise that the proposed investment by AT&T through Newco encourages these companies to have stronger relationships with Net2Phone than they would be otherwise willing to establish if Net2Phone were controlled by a direct competitor (for example, an Internet service provider or an online service provider);

  . encourage and facilitate the migration of some portion of AT&T's residential customer base to Net2Phone to meet its demand for VolP services;

  . incorporate Net2Phone's technologies into AT&T's own network through a commercial license under "most favored nation" terms;

  . market Net2Phone's cable telephony solutions to residences and businesses within AT&T's cable footprint; and

  . coordinate technological innovation between Net2Phone and AT&T to develop value-added applications and services, such as unified messaging, which could be co-marketed.

   Also at this meeting, Salomon Smith Barney reviewed for the Special Committee Net2Phone's strengths and weaknesses, its stockholder profile and certain market data regarding Net2Phone and its competitors, as well as publicly available information concerning minority investments generally.

   The members of the Special Committee and its advisers then engaged in a review of Net2Phone's current financial position and business prospects and in a general discussion about the proposed transactions with Newco and AT&T, the potential benefits of the transactions to Net2Phone and its public stockholders and the potential disadvantages or risks. Furthermore, the Special Committee considered the advantages and disadvantages of the likely consequences of a rejection of the transactions. In this regard, the Special Committee recognized that IDT had absolute voting control of Net2Phone and that IDT had informed the Special Committee that the only other company it had identified as a potential buyer of Net2Phone or IDT's stock in Net2Phone was AOL, which was interested only in purchasing IDT's Net2Phone stock. The Special Committee therefore concluded that the likely consequences of a rejection of the transactions with AT&T and Newco were a sale by IDT of its control block to AOL or possibly some other as yet unidentified company or a continuation of the status quo, with Net2Phone continuing to pursue other strategic alliances.

   Following this discussion, the members of the Special Committee concluded that approval of the proposed transactions with AT&T and Newco presented substantial potential advantages to Net2Phone and its public stockholders over the likely consequences of a rejection. However, the Special Committee determined that it would seek to negotiate with AT&T and IDT certain modifications of the transactions designed to address issues discussed by the Special Committee and further safeguard the interests of Net2Phone and its public stockholders. After a general review of a range of possible modifications, including the suggestions that had been made by Net2Phone's senior management, the Special Committee directed Mr. McPherson, as Chairman, and the Special Committee's advisers to develop for its consideration specific modifications which would form a favorable but realistic basis for the Special Committee's negotiations. After the meeting, Mr. McPherson, with the assistance of the Special Committee's legal and financial advisers, formulated such a negotiating position, which addressed, among other things, corporate governance issues and the payment of royalties by AT&T.

   At a telephonic meeting of the Special Committee held during the evening of March 29, 2000, the Special Committee discussed in detail the proposed negotiating points, as well as possible alternative and fallback positions, and authorized Mr. McPherson, working together with the Special Committee's advisers, to negotiate with AT&T and IDT on the basis of these points and, thereafter, to report back to the Special Committee the results of those negotiations.

                    Meeting of AT&T and Net2Phone Management

   During the morning of March 30, 2000, the senior management of Net2Phone met with the senior management of AT&T, at the offices of AT&T's legal counsel in New York City. At that meeting, these individuals discussed in depth the substantial potential advantages of an AT&T involvement in the ownership of Net2Phone to both Net2Phone and AT&T, as well as the issues raised by Net2Phone's management arising out of the absence from the AT&T and IDT letter agreement of any binding commitments by AT&T to use Net2Phone's technology or to pay minimum royalties. Although AT&T declined to enter into any binding commitments to use the technology or to agree to pay any minimum level of royalties, AT&T did agree to incorporate into an agreement, in the event that AT&T and Net2Phone were to reach agreement on the sale by Net2Phone of 4,000,000 shares of Class A Common Stock to Newco, a commitment to support good faith negotiations to enter into the terms of the following commercial arrangements:

  . AT&T would offer Net2Phone's services through AT&T's WorldNet Service.

  . Each of AT&T and Net2Phone would be classified by the other party as a "preferred supplier" where mutually beneficial and not inconsistent with other existing commitments of the parties, with respect to all services offered by the parties. AT&T would make available to Net2Phone the opportunity to make presentations to senior operational management of AT&T with respect to products offered by Net2Phone.

  . AT&T and Net2Phone would work together to develop and deploy new products and applications that integrate VoIP technology into PBX's and other communication products for the business market.

  . AT&T and Net2Phone would work together to:

   . develop a series of commercial and VoIP technology developmental agreements, the goal of which would be to establish a framework for working together to further develop and enhance each of AT&T's and Net2Phone's VoIP technology, and jointly develop new VoIP products and services;

   . develop broadband applications using VoIP technology;

   . develop and implement such technologies as would be required for the interoperability of each party's services with the other's;

   . develop "on-net" advantages in the delivery of each other's services;
     and

   . develop and evolve the standards for VoIP services and products.

   Net2Phone's management then informed the Special Committee of these discussions and negotiations and reported to the Special Committee that AT&T's commitment to negotiate in good faith on the points listed above satisfied its concerns with the proposed transactions with Newco and AT&T and that it was strongly in favor of the transactions.

             Negotiations Among the Special Committee, AT&T and IDT

   After receiving the report of Net2Phone's management, Mr. McPherson, together with the Special Committee's advisers, met during the afternoon of March 30, 2000 with senior management of AT&T and IDT, as well as their counsel and the senior management of Net2Phone to negotiate the terms of the transactions.

   Mr. McPherson and a representative of Salomon Smith Barney, on behalf of the Special Committee, then met with senior management of AT&T and IDT. At this meeting, AT&T and IDT agreed that:

  . the Board of Net2Phone would have a minimum of five independent directors
    (defined as persons not affiliated with IDT, AT&T or any other participant in Newco) and that approval of a majority of these independent directors would be required for:

   . any material transaction between Net2Phone and IDT, AT&T or any other participant in Newco; and

   . any business combination between Net2Phone and IDT or AT&T.

  . the "most favored nation" requirements relating to licenses from Net2Phone to IDT and AT&T would be modified as the Special Committee proposed; and

  . they would agree to support good faith negotiations to enter into the terms of the commercial arrangements listed above under "Meeting of AT&T and Net2Phone Management."

   AT&T also stated, however, that it would not negotiate further with the Special Committee, and, in view of an impending press story, AT&T conveyed to the Special Committee its position that if Net2Phone's Board of Directors did not take action that evening to satisfy the conditions set forth in the letter agreement between AT&T and IDT, AT&T would decline to enter into the proposed transactions with IDT and Net2Phone.

               Meeting of the Special Committee on March 30, 2000

   At a telephonic meeting held in the evening of March 30, 2000, the Special Committee heard a report by Mr. McPherson and the Special Committee's advisers on the negotiations with AT&T and IDT, as well as a financial presentation and the delivery of an oral opinion of Salomon Smith Barney as to the fairness, from a financial point of view, to Net2Phone of the cash consideration to be received by Net2Phone for the issuance to Newco of 4,000,000 shares of our Class A Common Stock, which we sometimes refer to herein as the "Newco investment." See "What is the opinion of the Special Committee's financial adviser?" below. The Special Committee considered the factors described under "What factors were considered by the Special Committee in its determination to approve the transactions?" below, and it determined that further negotiations would be futile and could jeopardize the transactions with AT&T and Newco. The Special Committee then concluded that the transactions with AT&T and Newco were fair and in the best interests of Net2Phone and its public stockholders. Accordingly, the Special Committee took the following actions:

  . unanimously approved Net2Phone entering into the letter agreement with AT&T and IDT attached hereto as Annex A;

  . unanimously approved a recommendation to our Board that the Board propose amendments to our Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock by 4,000,000 and expanding the Board by two directors;

  . unanimously approved a commitment to nominate designees of Newco to fill the two additional Board seats and to fill a seat to be vacated by a designee of IDT; and

  . with one abstention, recommended that the Board approve the amendment to our 1999 Amended and Restated Stock Option and Incentive Plan to provide that the stock options held by employees of IDT do not terminate by reason of the proposed transactions.

   Following this meeting, respective counsel for the Special Committee, Net2Phone, AT&T and IDT drafted the terms of the letter agreement which is attached hereto as Annex A, including the Registration Rights Agreement attached to such letter agreement as Exhibit A.

   The Special Committee delivered its report to the full Board of Net2Phone (absent Messrs. Schulman and Yudkovitz) at a special meeting held later that evening. See "What is the recommendation of the full Board?" below (page 20).

   On March 31, 2000, we issued a press release announcing the execution of the letter agreement attached hereto as Annex A.

What factors were considered by the Special Committee in its determination to approve the transactions?

   In deciding to approve the letter agreement among Net2Phone, AT&T and IDT attached hereto as Annex A and in taking the other actions taken by it on March 30, 2000, the Special Committee considered a number of factors, including positive and negative factors. In light of the number of factors and their varied nature, the Special Committee did not find it practical or appropriate to assign relative weights to the factors; accordingly, it did not do so. In addition, individual members of the Special Committee may have given different weight to different factors.

   The Special Committee's conclusions were made after considering all of the factors as a whole and were not based on any individual factor. In reaching their determination, the members of the Special Committee exercised their best judgment, using the expertise of their independent legal and financial advisers, their own collective business experience and their familiarity with the parties and the industry. The principal positive factors considered by the Special Committee included:

  . Opportunity to Become the Global Standard for VoIP. The Special Committee carefully reviewed and considered the information presented to it during the various meetings and telephone conferences with the management of Net2Phone, IDT and AT&T regarding the implications of a strategic alliance with AT&T, including access to AT&T's technology and user base and possibly to AT&T's strategic partners. The Special Committee also considered the implications of an alliance with AT&T on Net2Phone's ability to obtain or strengthen alliances with other critical strategic partners, such as major Internet portals and service providers. In this regard, the Special Committee took into account the endorsement of its view by senior Net2Phone management. It also concluded that this opportunity would be lost if the transactions with AT&T and Newco were rejected and IDT instead sold its stock to AOL, the only other identified potential purchaser.

  . Other Strategic Opportunities. The public validation of Net2Phone's technology represented by the magnitude of AT&T's investment led the Special Committee to conclude that the transactions with AT&T and Newco would increase the likelihood of additional strategic alliances.

  . Likelihood of Substantial Revenues from AT&T. The magnitude of AT&T's investment through Newco and AT&T's commitment to support good faith negotiations for licensing and other commercial arrangements between AT&T and Net2Phone led the Special Committee to conclude that there was a substantial probability that Net2Phone would realize substantial revenues from the licensing of its technology by AT&T and from other commercial arrangements.

  . Receipt of $300,000,000 in Cash. The Special Committee recognized that
    Newco would be paying Net2Phone $300 million in cash for newly-issued shares of Class A Common Stock, representing a significant premium over the market value of Net2Phone's ordinary common stock.

  . Opinion of the Special Committee's Financial Adviser. The Special
    Committee considered the financial presentation of Salomon Smith Barney and its opinion to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the cash consideration to be received by Net2Phone in the Newco investment was fair from a financial point of view to Net2Phone. See "What is the opinion of the Special Committee's financial adviser?" below.

  . Reducing IDT's Voting Interest to Less Than 50%. The Special Committee recognized that IDT's majority voting control of Net2Phone would be eliminated by the proposed transactions, although it also recognized that Newco and IDT would have a limited voting agreement and that Newco could, under certain circumstances, purchase the remainder of Net2Phone's Class A Common Stock held by IDT or cause the conversion of Net2Phone's Class A Common Stock held by IDT to common stock. This voting agreement is limited to a three-year period and to the election of directors; it provides that, if IDT and Newco are unable to agree on acceptable nominees, they will abstain from voting on those nominees as to which they are unable to agree.

  . Enhanced Protections of Disinterested Stockholders. The Special Committee considered that the provisions which it successfully negotiated concerning the requirement that there be a minimum of five independent directors on the Net2Phone Board and that a majority of those directors be required to approve certain transactions with AT&T, IDT or other participants in Newco would benefit Net2Phone's disinterested stockholders. It considered that there have been no such protective provisions in the past and concluded that their addition represents enhanced protection of the disinterested stockholders.

  . Alternative Transactions. IDT had advised the Special Committee that it was seeking to sell a substantial portion of its shares of Net2Phone's Class A Common Stock, and that the only other potential purchaser which had been identified was AOL. Because AOL was already a "permitted transferee," IDT would have had the ability, without any action by our Board, to transfer shares of Class A Common Stock without those shares being converted into common stock. The Special Committee believed, for the reasons set forth above and also because AOL would not have concurrently purchased Class A Common Stock from Net2Phone for $300,000,000, that a sale by IDT of its stock to AOL was not as attractive as the transactions with AT&T and Newco.

  . Need for Approval by Significant Number of Disinterested
    Stockholders. The amendments to Net2Phone's Certificate of Incorporation which are required for the transactions with AT&T and Newco require approval by the holders of two-thirds of the total number of outstanding shares of Net2Phone's Class A Common Stock and common stock. Accordingly, the transactions with AT&T and Newco will require approval by holders of at least 12,113,168 shares of the 30,155,606 shares of our capital stock held by persons other than IDT, or approximately 22% of the 55% of the shares of capital stock held by persons other than IDT.

  . Benefits of Extension of Stock Options. The Special Committee believed that the extensions of the stock options held by IDT employees were in the best interests of Net2Phone and its disinterested stockholders because that extension was a condition to the other transactions with AT&T and Newco and because those employees are expected to continue to provide services to Net2Phone.

   The principal negative factors, which the Special Committee believed were outweighed by the positive factors, included:

  . Uncertainty Regarding AT&T Licenses. The Special Committee recognized that there is no commitment from AT&T to use Net2Phone's technology, and therefore there is no assurance that AT&T will pay any royalties to Net2Phone, notwithstanding the fact that its interest in Newco and approximately $1.4 billion payment for Net2Phone's capital stock would give it an incentive to do so.

  . Possible Discouragement of Others. The Special Committee recognized that the obligation of Net2Phone to grant non-exclusive "most favored nation" licenses to AT&T and IDT will preclude Net2Phone from granting exclusive licenses to others and may discourage others from seeking nonexclusive licenses, particularly if AT&T fails to use Net2Phone's technology and AT&T's failure to use it is deemed to be a negative reflection on the technology.

  . No Consideration Payable Directly to Public Stockholders. The Special
    Committee recognized that, while IDT is being paid a premium for a substantial portion of its Class A Common Stock, other stockholders of Net2Phone would receive only indirect benefits from the AT&T transactions.

  . Possible Disadvantages of Having AT&T Through Newco as the Largest
    Stockholder. While AT&T's investment through Newco in Net2Phone may be regarded as having the advantages described above, it may also be regarded as disadvantageous because AT&T, as a financially strong company, might be less likely than others might be to agree to an acquisition of Net2Phone as a whole by another company in a transaction in which the Net2Phone public stockholders could realize a premium for their shares.

  . Possible Effect on AOL Relationship. The Special Committee considered the fact that AOL might contend that the transactions with AT&T and Newco represent a "change of control" of Net2Phone which would enable AOL to terminate certain commercial arrangements with Net2Phone. Management of Net2Phone, however, informed the Special Committee that it would undertake to work with AOL, as a stockholder and strategic partner, to satisfy any concerns AOL might have with the transactions with Newco and AT&T in order to maintain the AOL arrangements.

  . Acceleration of Stock Options and Possible Earnings Charge. The Special
    Committee recognized that options held by fourteen members of Net2Phone management would accelerate by reason of the transactions with AT&T and Newco and that this acceleration could possibly adversely affect the incentive of those individuals. The Special Committee also considered that the amendment extending the options held by employees of IDT could result in a non-cash charge to Net2Phone's earnings that was not determinable at that time (see page 22).

  . Risk of Stockholder Disapproval. The Special Committee recognized that, even if the Net2Phone stockholders fail to approve the amendments to Net2Phone's Certificate of Incorporation and the purchase of 4,000,000 shares by Newco from Net2Phone does not occur, AT&T would nevertheless receive a non-exclusive license from Net2Phone and likely acquire shares of Net2Phone stock from IDT as a result of their loan arrangement.

What is the opinion of the Special Committee's financial adviser?

   The Special Committee retained Salomon Smith Barney to act as its financial adviser in connection with the proposed Newco investment. In connection with its engagement, the Special Committee requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to Net2Phone of the cash consideration to be received by Net2Phone in the Newco investment pursuant to the terms of the letter agreement attached hereto as Annex A. On March 30, 2000, at a meeting of the Special Committee held to evaluate the proposed Newco investment, Salomon Smith Barney delivered to the Special Committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated March 30, 2000, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the cash consideration to be received by Net2Phone in the Newco investment was fair, from a financial point of view, to Net2Phone.

   In arriving at its opinion, Salomon Smith Barney:

  . reviewed the letter agreements attached hereto as Annex A and Annex B;

  . held discussions with senior officers, directors and other representatives and advisers of Net2Phone and with senior officers and other representatives and advisers of IDT and AT&T concerning the business, operations and prospects of Net2Phone;

  . examined publicly available business and financial information relating to Net2Phone;

  . examined publicly available financial forecasts for Net2Phone and other information and data for Net2Phone which were provided to or otherwise discussed with Salomon Smith Barney by the managements of Net2Phone, IDT and AT&T, including information relating to the potential strategic implications and operational benefits that may be realized by Net2Phone as a result of the Newco investment and the block purchase from IDT;

  . reviewed the financial terms of the Newco investment as described in the letter agreement attached hereto as Annex A in relation to, among other things, current and historical market prices and trading volumes of Net2Phone common stock, the financial condition and historical and projected revenues, earnings and other operating data of Net2Phone, and the capitalization of Net2Phone;

  . analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Net2Phone; and

  . conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

   In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to financial forecasts and other information and data, Salomon Smith Barney reviewed with the management of Net2Phone publicly available forecasts relating to Net2Phone and assumed, with the Special Committee's consent, without independent verification or investigation, that the forecasts represented reasonable estimates and judgments as to the future financial condition and operating results of Net2Phone.

   Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Net2Phone and did not make any physical inspection of the properties or assets of Net2Phone. Salomon Smith Barney expressed no opinion as to what the value of our Class A Common Stock will be when issued in connection with the Newco investment or the prices at which our common stock or Class A Common Stock will trade or otherwise be transferable, as the case may be, after the Newco investment. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the Newco investment as compared to any alternative business strategies that might exist for Net2Phone or the effect of any other transaction in which Net2Phone might engage. In connection with its engagement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of, or investment in or strategic alliance with, Net2Phone.

   Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney, as of the date of its opinion. Although Salomon Smith Barney evaluated the cash consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the Newco investment, which was determined through negotiation between IDT and AT&T. No other instructions or limitations were imposed by the Special Committee on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

   The full text of Salomon Smith Barney's written opinion dated March 30, 2000, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this document as Annex C and is incorporated into this document by reference. Salomon Smith Barney's opinion is directed to the Special Committee and relates only to the fairness of the cash consideration from a financial point of view to Net2Phone, does not address any other aspect of the Newco investment or any related transaction and does not constitute a recommendation to any stockholder with respect to any matter relating to the proposed Newco investment.

   In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

   In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Net2Phone. No company, transaction or business used in those analyses as a comparison is identical to Net2Phone or the proposed Newco investment, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

   The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

   Salomon Smith Barney's opinion and analyses were only one of a number of factors considered by the Special Committee in its evaluation of the Newco investment and should not be viewed as determinative of the views of the Special Committee, the board of directors or management with respect to the cash consideration or the proposed Newco investment.

   The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated March 30, 2000 to the Special Committee:

                          Selected Companies Analysis

   Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of the following four selected publicly traded internet telephony companies:

  . deltathree.com, Inc.

  . GRIC Communications, Inc.

  . iBasis, Inc.

  . ITXC Corp.

   All multiples were based on closing stock prices on March 29, 2000. Estimated financial data for the selected companies and Net2Phone were based on publicly available research analysts' estimates. Salomon Smith Barney compared firm values, calculated as equity market value, plus straight debt, minority interest, straight preferred stock and out-of-the-money convertible securities, less investments in unconsolidated subsidiaries, options and warrants proceeds and cash, of Net2Phone and the selected companies as multiples of calendar years 2000 and 2001 estimated revenues. Salomon Smith Barney then applied a range of selected multiples derived from the selected companies of calendar years 2000 and 2001 estimated revenues to corresponding financial data of Net2Phone. This analysis resulted in an implied per share equity reference range for Net2Phone of approximately $29.00 to $35.00.

                         Discounted Cash Flow Analysis

   Salomon Smith Barney performed a discounted cash flow analysis of Net2Phone's projected free cash flows during calendar years 2000 through 2005 based on publicly available research analysts' estimates. Salomon Smith Barney calculated the range of estimated terminal values for Net2Phone by applying selected terminal value multiples of 9.5x to 10.5x to Net2Phone's calendar year 2005 estimated revenues. The resulting cash flows and terminal values of Net2Phone were then discounted to present value using selected discount rates ranging from 12.0% to 14.0%. After subtracting straight debt and minority interest and adding cash, options and warrants proceeds and investments in unconsolidated subsidiaries, this analysis resulted in an implied per share equity reference range for Net2Phone of approximately $44.37 to $55.60.

                         Minority Investment Analysis

   Salomon Smith Barney analyzed the mean and median premiums paid in selected minority investments of less than 20% in public companies based on the closing stock prices of those public companies one day and one month prior to public announcement of the minority investment. Salomon Smith Barney then applied the mean and median premiums from the selected minority investments to Net2Phone's closing stock prices one day and one month prior to March 24, 2000, which was the last trading day prior to public announcement of a significant investment by Liberty Media in IDT, and one day and one month prior to March 29, 2000. This analysis resulted in an implied per share equity reference range for Net2Phone of approximately $57.48 to $65.39 based on Net2Phone's closing stock price on March 24, 2000 and approximately $58.76 to $69.13 based on Net2Phone's closing stock price on March 29, 2000.

                                 Other Factors

   In rendering its opinion, Salomon Smith Barney also reviewed and considered other factors, including:

  . historical trading prices for Net2Phone common stock for the period July
    29, 1999 to March 27, 2000;

  . the relationship between movements in Net2Phone's relative stock price and movements in the relative stock prices of selected internet telephony companies for the period July 29, 2000 to March 27, 2000;

  . a shareholder and board of directors profile of Net2Phone, both on a stand-alone basis and pro forma for the proposed Newco investment and the block purchase from IDT; and

  . a summary of selected published research analysts' reports for Net2Phone.

                                 Miscellaneous

   Under the terms of its engagement, Net2Phone has agreed to pay Salomon Smith Barney for its financial advisory services in connection with the proposed Newco investment an aggregate fee of $3.0 million. Net2Phone also has agreed to reimburse Salomon Smith Barney for reasonable travel and other expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including any liabilities under the federal securities laws, arising out of its engagement.

   In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Net2Phone, AT&T and IDT for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates have in the past provided, and are currently providing, services to AT&T unrelated to the proposed Newco investment, for which services Salomon Smith Barney and its affiliates have received and will receive compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Net2Phone, AT&T, IDT and their respective affiliates.

   Salomon Smith Barney is an internationally recognized investment banking firm and was selected by the Special Committee based on its experience and expertise. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

What is the recommendation of the full Board?

   At a special meeting of our Board on March 30, 2000, following the Special Committee's report and recommendation in favor of the transactions and related proposals, and after careful consideration of a variety of factors, our Board, with Messrs. Schulman and Yudkovitz absent, ratified and approved the Special Committee's recommendations outlined above. Accordingly, the Board recommends that our stockholders approve the transactions and related proposals set forth in this proxy statement.

   In deciding to approve the transactions and related proposals, our Board considered a wide variety of factors, both positive and negative. In light of the number of factors and their varied nature, our Board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. Some of the principal factors that our Board considered included:

  . The presentations by and discussions with members of the Special
    Committee regarding the terms and conditions of the proposed transactions, including the principal positive and negative factors considered by the Special Committee (see pages 14 to 16 above) and their favorable recommendation of the transactions.

  . The judgment, advice and analyses of our management and their analysis of conditions in the VoIP industry and the strategic options available to us, including the principal positive and negative factors associated with the transactions discussed from page 14 to page 16 above.

  . The terms and conditions of the letter agreement attached hereto as Annex
    A, including the receipt of $300,000,000 from Newco upon issuance of 4,000,000 shares of our Class A Common Stock.

  . Salomon Smith Barney's written opinion to the Special Committee as to the fairness, from a financial point of view, to Net2Phone of the cash consideration to be received by us from Newco.

  . The non-cash charge to our earnings as a result of our Board's agreement to extend certain stock options (see page 22).

Did our Board take any other actions at the March 30, 2000 meeting?

   Yes. Our Board determined that it would be in the best interests of Net2Phone and its stockholders to set up a charitable foundation and grant or award to that foundation approximately 500,000 options or shares, as the case may be, subject to a comprehensive review of the relevant tax, legal and related issues. The structure of the foundation and the terms of the grant or award, as the case may be, have not been finalized as of the date of this proxy statement.

Are there any governmental or regulatory approvals required in connection with the transactions?

   Yes. United States antitrust laws prohibit us and Newco from completing the transactions until after we and our controlling stockholders have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period expires or terminates. The appropriate parties involved in this transaction each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on or about May 3, 2000, commencing a 30-day waiting period.

What are the other conditions to the completion of the transactions?

   After obtaining stockholder approval to amend our Certificate of Incorporation to authorize additional shares of Class A Common Stock and to increase the size of our board, our issuance of 4,000,000 shares to Newco is subject to the satisfaction or waiver of the following conditions:

  . the imminent completion of the sale by IDT to Newco of 14.9 million shares of our Class A Common Stock;

  . the absence of an injunction prohibiting the transactions;

  . the absence of any pending litigation initiated by a governmental authority with respect to the transactions;

  . the absence of any material adverse change in our business or operations resulting from actions or inactions of our management, other than actions or decisions not to act taken in good faith and excluding changes in general economic conditions, general changes in our industry and general changes in technology;

  . the accuracy in all material respects of our reports filed with the Securities and Exchange Commission as of the date filed; and

  . the absence of any infringement by us of any intellectual property rights of any third party that has or reasonably could be expected to have a material adverse effect on our business.

Do our officers and directors have interests in the transactions different from, or in addition to, their interests as stockholders of Net2Phone generally?

   In considering the recommendation of our Board with respect to the transactions, our stockholders should be aware that certain officers and directors of Net2Phone have interests in the transactions that are different from, or in addition to, their interests as stockholders of Net2Phone generally. The Special Committee and our Board were aware of these interests and considered them, among other matters, in approving the transactions and related proposals.

   Acceleration of Stock Options. A portion of the options outstanding under our stock option plan held by our officers and employees contain change of control provisions that will give rise to accelerated vesting as a result of the transactions. We have been advised by our independent accountants that the accelerated vesting of stock options upon consummation of the transactions will result in a one-time non-cash charge against earnings in the first quarter of fiscal 2001 (assuming the transactions are consummated in the first quarter). The following table shows the number of unvested options and the estimated non-cash charge against earnings, assuming the proposals are approved at the meeting and the transactions described herein are consummated.

                                            Number of
                                        unvested options      Estimated non-
                                       that accelerate as  cash charge against
                                           a result of     earnings as a result
                                       the transactions(1) of the transactions
                                       ------------------- --------------------
Our officers and employees as a group
 (16 persons)........................       2,576,404          $11,952,685

--------
(1) The number of unvested options estimated to be outstanding as of May 4, 2000. Unvested stock options will become vested upon consummation of the transactions.

   In order to continue providing our officers and employees with incentive for outstanding performance and to encourage them to remain at Net2Phone, we expect to grant our officers and employees additional stock options in the future. The primary purpose of longer term, equity based, incentive compensation, such as stock options, is to motivate our officers and employees to maximize stockholder value by linking a portion of their compensation directly to stockholder return. Please see pages 28 to 30 below for a summary of our stock option plan and a proposal to increase the number of shares authorized for issuance under the plan.

   Extension of Stock Options. Prior to our initial public offering, we entered into various agreements with IDT under which IDT and its employees provide administrative and telecommunication services to us. In order to provide those IDT employees with incentive for outstanding performance, we previously granted to those employees options to purchase our common stock pursuant to our stock option plan. The transactions described in this proxy statement could cause the options held by IDT employees to terminate. Therefore, our Board has agreed to take all necessary action to ensure that the rights of the employees of IDT under the plan are not terminated or affected in any way as a result of the transactions.

   We have been advised by our independent accountants that the Board's agreement to extend the stock options will result in a one time non-cash charge against earnings in the fourth quarter of fiscal 2000, which is currently estimated to be approximately $40 million, and additional significant charges over the remaining vesting period of such options. The Special Committee to our Board was aware that there would be a non-cash charge resulting from the extension of these options when negotiating with AT&T and IDT and considered the impact of such a charge in light of the potential benefits expected to result from the transactions.

   This table shows the number of options held by employees of IDT that will be extended and shows the estimated non-cash charge against earnings, assuming the proposals are approved at the meeting and the transactions described herein are consummated.

                                                            Estimated non-cash
                                                              charge against
                                                            earnings resulting
                                      Number of options     from the extension
      Name                         that will be extended(1)     of options
      ----                         ------------------------ ------------------
IDT employees as a group (81
 persons).........................         743,400             $40,000,000

--------
(1) The number of options estimated to be outstanding as of May 4, 2000.

   Interests of IDT. Three members of our Board are officers and/or directors of IDT. One of these directors, Howard S. Jonas, is the Chairman and Chief Executive Officer of IDT and is IDT's controlling stockholder. Additionally, one of our directors and a member of the Special Committee, James R. Mellor, was a director of IDT until June 1999. In addition, certain of our executive officers, directors and employees hold shares of IDT common stock and options to acquire shares of IDT common stock.

   If the proposals described in this proxy statement are approved by our stockholders, IDT and its stockholders, directors, officers and employees, including those mentioned above, will likely benefit, directly or indirectly, from the consummation of the transactions described herein. In connection with the consummation of the transactions, IDT will receive gross proceeds of approximately $1.1 billion from the sale of its 14.9 million shares of Net2Phone's Class A Common Stock to Newco and a license to our present and future technology on "most-favored nation" terms. Furthermore, IDT will likely benefit from the other terms set forth in the letter agreement attached hereto as Annex B, which provides for, among other things, the following:

  . Newco has the right of first refusal to purchase IDT's remaining
    10,004,250 shares of our Class A Common Stock. If this right is exercised, Newco will have a 60% voting interest and a 49% economic interest in Net2Phone. Newco also has an option to convert IDT's remaining 10,004,250 shares of our Class A Common Stock into shares of our common stock.

  . During the 18 month period following March 28, 2000, if Newco buys shares of our Class A Common Stock from another holder of shares of Class A Common Stock, IDT will have the option to cause Newco to purchase up to 5 million additional shares of our Class A Common Stock held by IDT on the same terms and conditions.

  . AT&T and IDT have agreed to enter into commercial arrangements whereby for a period of three years:

   . each party will be a "preferred supplier" to the other with respect to all services and products they offer;

   . AT&T will supply at most favored customer prices two-thirds of IDT's domestic telephony service needs, long distance, data, Internet Protocol and local service, subject to existing commitments and provided that IDT will, as a result, experience cost savings;

   . AT&T will provide fiber or OC-X service to IDT on a most favored customer basis;

   . AT&T will sublease 40,000 square feet (with options to eventually sublease an additional 160,000 square feet) at IDT's facilities in Newark, New Jersey;

   . AT&T and IDT will work together to reach an agreement for co-location at each other's facilities;

   . AT&T and IDT will enter into an outsourcing agreement pursuant to which IDT will outsource network management to AT&T; and

   . AT&T and IDT will enter into arrangements with respect to the purchase of international services.

  . AT&T will use its reasonable best efforts to cause Concert, a joint venture between AT&T and British Telecom, to enter into a series of commercial arrangements with IDT providing for:

   . Concert and IDT to be "preferred suppliers" to each other with respect to all products and services offered by them;

   . for a period of three years, to work together to purchase from each other services at preferred leading edge pricing structures;

   . to work together to partner in building or jointly purchasing international fibre networks or swapping capacity on each other's networks; and

   . to negotiate in good faith with respect to mutually beneficial co-location arrangements.

          APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

What am I voting on?

   Two proposals to amend our Certificate of Incorporation to:

  . increase the authorized shares of Class A Common Stock from 33,924,250 to 37,924,250, which will allow us to issue 4,000,000 shares of the newly-authorized Class A Common Stock to Newco for an aggregate purchase price of $300,000,000, representing, after giving effect to the issuance of the 4,000,000 shares, 11% of the issued and outstanding shares of Class A Common Stock and 6.8% of the issued and outstanding shares of our total capital stock; and

  . increase the maximum number of directors who may serve on our Board from 11 to 13, effective upon the issuance of the 4,000,000 newly-authorized shares of our Class A Common Stock to Newco.

   The full text of the proposed amendments to our Certificate of Incorporation are set forth below in Annex D.

                  Proposal to Increase the Authorized Shares

What is authorized stock?

   Our Certificate of Incorporation establishes the maximum number of shares of capital stock that we may issue without obtaining additional stockholder approval. This is called authorized stock.

What is the difference between authorized stock and issued stock?

   Shares that have already been issued are referred to as "issued" or "issued and outstanding." The difference between the total number of authorized shares and the number of issued shares is the number of shares that we may issue in the future without amending the Certificate of Incorporation. Although, the rules and regulations of the Nasdaq National Market may require stockholder approval of issuances under certain circumstances.

   For example, as of May 1, 2000, we had 33,924,250 shares of Class A Common Stock authorized and 33,924,250 issued and outstanding. As a result, we could not have issued any additional shares of Class A Common Stock without stockholder approval. If the amendment to our Certificate of Incorporation had been adopted prior to that date, we could have issued an additional 4,000,000 shares.

What rights will the newly authorized and issued shares have?

   If approved, the shares will have the same rights and privileges as the currently issued and outstanding shares of our Class A Common Stock. The rights and privileges of holders of our common stock and holders of our Class A Common Stock are identical, except for voting rights, conversion rights and restrictions on transferability.

   The shares issued to Newco will not be registered under the Securities Act of 1933 and, therefore, the shares may only be resold in compliance with the Securities Act and any applicable state securities laws or under an available exemption. We will, however, enter into a registration rights agreement with Newco. The registration rights agreement will provide, among other things, that we will be obligated to register for resale the shares owned by Newco as requested by Newco or upon the occurrence of certain events.

What is the purpose and effect of this proposal?

   The proposed amendment would allow us to issue 4,000,000 newly-authorized shares of our Class A Common Stock to Newco pursuant to the terms and conditions of the letter agreement attached hereto as Annex A for an aggregate purchase price of $300,000,000. The issuance of those shares will facilitate the transfer to Newco of 14.9 million shares of our Class A Common Stock currently owned by IDT for the reasons set forth below.

   We anticipate using the proceeds from the issuance of 4,000,000 shares of our Class A Common Stock to Newco for product and market development, strategic acquisitions and investments and other general corporate purposes. However, the proceeds have not been allocated to any specific investment or transaction and our management has significant flexibility in applying the proceeds. IDT will receive all of the proceeds from the sale of the 14.9 million shares of Class A Common Stock to Newco.

   The authorization and issuance of shares of Class A Common Stock to Newco is significant because Class A Common Stock with two votes per share converts into common stock with one vote per share upon any transfer unless the transferee is a "permitted transferee" under our Certificate of Incorporation, the definition of which includes other holders of Class A Common Stock. By issuing Class A Common Stock directly to Newco, we are effectively designating Newco as a permitted transferee, so that the 14.9 million shares of our Class A Common Stock being transferred by IDT will not be converted into common stock and will retain the right to two votes per share. As the chart below demonstrates, Newco's voting power in Net2Phone would be adversely affected if Newco is not considered a permitted transferee prior to the transfer of shares by IDT.

               Newco's                                             Newco's
             Voting Stake                                       Voting Stake
            (as permitted                                      (as unpermitted
            transferee)(1)                                     transferee)(2)
            --------------                                     ---------------
                 39%                                                 20%

--------
(1) Includes the purchase by Newco of an additional 4 million shares of our Class A Common Stock.
(2) Excludes the purchase by Newco of an additional 4 million shares of our Class A Common Stock.

   The proposed amendment is not intended to inhibit a change in control of Net2Phone. We are not aware of any other pending or threatened efforts to acquire control of Net2Phone except as otherwise described in this proxy statement.

How will I be affected by the issuance of the Class A Common Stock?

   You will continue to own the same number of shares of common stock or Class A Common Stock that you owned immediately prior to the issuance to Newco, but each share of common stock or Class A Common Stock you own will represent a smaller ownership and voting percentage of Net2Phone after the issuance of the shares.

   As the first graph below demonstrates, IDT currently possesses through its controlling interest in Net2Phone the power to determine the election of our directors and thereby the appointment of new management, as well as the power to cause and approve any other action requiring the approval of holders of a majority of the voting power of our capital stock, including most amendments to our Certificate of Incorporation or any merger, consolidation or sale of all or substantially all of our assets. Assuming IDT and Newco agree on how to collectively vote their shares of our capital stock, your ability to influence the election of our directors and our corporate policy will not change. Accordingly and as the third graph below demonstrates, IDT and Newco will collectively have the power to determine the election of our directors and thereby the appointment of new management, as well as the power to cause and approve any other action requiring the approval of holders of a majority of the voting power of our capital stock, including most amendments to our Certificate of Incorporation or any merger, consolidation or sale of all or substantially all of our assets.

   This graph depicts the current voting power of IDT as compared to our other stockholders.

   [GRAPH DEPICTING IDT'S CURRENT VOTING POWER (56%) AS COMPARED TO OUR OTHER
                              STOCKHOLDERS (44%)]

   This graph depicts the individual voting power of IDT and Newco as compared to our other stockholders immediately following the consummation of the transactions.

    [GRAPH DEPICTING INDIVIDUAL VOTING POWER OF IDT (21%) AND NEWCO (39%) AS
      COMPARED TO OUR OTHER STOCKHOLDERS (40%) FOLLOWING THE TRANSACTIONS]


   This graph depicts the collective voting power of IDT and Newco as compared to our other stockholders immediately following the consummation of the transactions and assuming IDT and Newco act in concert when voting their shares of our capital stock.

 [GRAPH DEPICTING COLLECTIVE VOTING POWER OF IDT AND NEWCO (60%) AS COMPARED TO
            OUR OTHER STOCKHOLDERS (40%) FOLLOWING THE TRANSACTION]


   IDT and Newco are also entering into a voting agreement with respect to the election of mutually acceptable nominees to our Board. Accordingly, so long as they agree, Newco and IDT, collectively, will likely have the power to determine the election of our directors through their collective control of 60% of our vote. If they are unable to agree on acceptable nominees, the votes of our other stockholders will determine the election of our directors.

Am I entitled to appraisal rights?

   No. You will have no right under Delaware law to seek appraisal of the value of your Net2Phone shares in connection with the matters being voted upon.

                  Proposal to Increase the Number of Directors

How many directors are currently authorized under our Certificate of Incorporation?

   Our Certificate of Incorporation provides that our Board must consist of no fewer than 5 and no more than 11 directors. Our Board presently consists of 11 directors divided into three classes, with each class serving a three-year term.

What is the purpose and effect of this amendment?

   The purpose of this amendment is to create new directorships to allow AT&T, through Newco, to have the ability to exercise its right to nominate and elect two new directors to our Board prior to our next annual meeting. It is also our understanding that IDT will cause one of its designated members to our Board to resign and that AT&T, through Newco, will nominate a director to fill the vacancy. As provided for in our Bylaws, the three newly-nominated directors will be elected by a majority of our directors currently in office.

   As discussed below under the section entitled "Executive Compensation-- Compensation of Directors," the new directors will be granted options to purchase 10,000 shares of our common stock pursuant to our 1999 Amended and Restated Stock Option and Incentive Plan.

What will our Board look like if the amendment is approved and the transactions are consummated?

                               Class I Directors
                      Term Expiring at 2000 Annual Meeting

                                 Jesse P. King
 Operation Manager--Rockefeller Foundation's Next Generation Leadership Program
                          and the Preliminary Workshop

                                James R. Mellor
  Director and retired Chairman and Chief Executive Officer--General Dynamics

                              Martin Y. Yudkovitz
                        President--NBC Interactive Media

                               Class II Directors
                      Term Expiring at 2001 Annual Meeting

                                Howard S. Balter
                    Chief Executive Officer--Net2Phone, Inc.

                                Howard S. Jonas
              Chairman of the Board and Treasurer--IDT Corporation

                            Harry C. McPherson, Jr.
                 Partner--Verner, Liipfert, McPherson and Hand

                              Michael Fischberger
     Senior Vice President of Domestic Telecommunications and Internet--IDT
                                  Corporation

                              Class III Directors
                      Term Expiring at 2002 Annual Meeting

                                James A. Courter
                           President--IDT Corporation

                                Gary E. Rieschel
           Executive Managing Director--SOFTBANK Technology Ventures

                               Clifford M. Sobel
                     Chairman of the Board--Net2Phone, Inc.

                               Daniel H. Schulman
 Chief Executive Officer, President and Chief Operating Officer--priceline.com


Upon consummation of the transactions, it is anticipated that the three directors to be nominated by AT&T, through Newco, will be divided equally among the three classes of directors.

   AT&T through Newco and IDT have each agreed to use its reasonable best efforts, so long as each beneficially owns between 15% and 85% of the voting power of our capital stock, to assure that our Board will consist of at least 5 directors who are not affiliated with IDT, AT&T or Newco or any of their affiliates. These "independent" directors will take action on behalf of our Board on matters involving or relating to our relationship with Newco, IDT, AT&T and other interested parties.

                          APPROVAL OF AN AMENDMENT TO
                              THE NET2PHONE, INC.
           1999 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

   Our Board has approved, subject to stockholder approval, an amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan, effective as of March 30, 2000, and has directed that the amendment to the plan be submitted as a proposal for stockholder approval at this special meeting. The plan was originally adopted in April 1999.

What am I voting on?

   A proposal to approve an amendment to our plan that would increase the number of shares authorized for issuance under the plan from 11,040,000 to 16,540,000.

   Before you decide how to vote, you should review the summary below and the full text of the plan attached hereto as Annex E with the proposed change highlighted in Section 5(a) of the plan.

What is the plan and why is it important to me?

   The plan allows our officers, directors, key employees and consultants, together with those of IDT and its subsidiaries, to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock in Net2Phone. The key provisions of the plan are summarized below.

   The plan is beneficial to us as a means of promoting the success and enhancing the value of Net2Phone by linking the personal interests of the participants to those of our stockholders and by providing participants with an incentive for outstanding performance. These incentives also provide us flexibility in our ability to attract and retain the services of directors, officers, employees and others upon whose judgment, interest and special effort the success of our business is largely dependent. Our Board believes that the shares remaining available for issuance pursuant to the plan, approximately 600,000 shares, are insufficient to provide us with the necessary flexibility. Accordingly, we are requesting our stockholders to consider and approve the amendment to increase the number of shares authorized for issuance under the plan.

How is the plan administered?

   The compensation committee of our Board, which currently consists of Messrs. King, Mellor, and Rieschel, administer the plan. Subject to the provisions of the plan, the compensation committee determines the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms and kind of consideration payable with respect to awards. The compensation committee may interpret the plan and may at any time adopt rules and regulations for the plan as it deems advisable.

What types of awards are provided for under the plan?

   Stock Options. Options granted under the plan may be incentive stock options or nonqualified stock options. An option may be granted on the terms and conditions as the compensation committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, incentive stock options will be granted with an exercise price equal to the fair market value on the date of grant. Additional limitations apply to incentive stock options granted to a grantee that beneficially holds 10% or more of our voting stock. The compensation committee may authorize loans to individuals to finance their exercise of vested options. Options granted under the plan become exercisable at those times and under the conditions determined by the compensation committee. To date, the options that have been granted to our executive officers will generally vest automatically in the event that there is a change of control of our company (see page 21), if we are merged into another company or if any of these individuals are employed by a subsidiary of our company that is sold to another company.

   Non-Employee Director Stock Options. The plan provides for automatic option grants to eligible non-employee directors. Options to purchase 10,000 shares of common stock have been granted to each eligible non-employee director and options to purchase 10,000 shares of common stock will be granted to each new eligible non-employee director upon the director's initial election to the board. In addition, options to purchase 10,000 shares of common stock are granted annually to each eligible non-employee director on the anniversary date of his or her election to the board. Each of these options will have an exercise price equal to the fair market value of a share of common stock on the date of grant. All options granted to non-employee directors will be immediately exercisable. All options held by non-employee directors, to the extent not exercised, expire on the earliest of:

  . the tenth anniversary of the date of grant;

  . one year following the optionee's termination of directorship other than for cause; and

  . three months following the optionee's termination of directorship for cause.

   Stock Appreciation Rights and Limited Stock Appreciation Rights. Stock appreciation rights and limited stock appreciation rights may be granted simultaneously with the grant of an option or, in the case of nonqualified stock options, at any time during its term. Generally, stock appreciation rights and limited stock appreciation rights may be exercised only at that time as the related option is exercisable. Upon exercise of a stock appreciation right, a grantee will receive for each share for which a stock appreciation right is exercised, an amount in cash or common stock, as determined by the compensation committee, equal to the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over the exercise price per share of the option to which the stock appreciation right relates.

   Limited stock appreciation rights may be exercised only during the 90 days following a change in control, or a merger or similar transaction, involving Net2Phone. Upon exercise of a limited stock appreciation right, a grantee will receive, for each share for which a limited stock appreciation rights is exercised, an amount in cash equal to the excess of the highest fair market value of a share of our common stock during the 90-day period ending on the date of the limited stock appreciation rights is exercised, or an amount equal to the highest price per share paid for shares of our common stock in connection with a merger or a change of control of Net2Phone, whichever is greater, over the exercise price per share of the option to which the limited stock appreciation rights relates. In no event, however, may the holder of a limited stock appreciation right granted in connection with an incentive stock option receive an amount in excess of the maximum amount that will enable the option to continue to qualify as an incentive stock option. We have not granted any stock appreciation rights or limited stock appreciation rights under the plan as of the date of this proxy statement and, therefore, the transactions described in this proxy statement will have no impact on such rights.

   Restricted Stock. The plan also provides for the granting of restricted stock awards, which are awards of common stock that may not be disposed of, except by will or the laws of descent and distribution, for a period of time determined by the compensation committee. The compensation committee may also impose other conditions and restrictions on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares will lapse in the event of a merger or similar transaction involving Net2Phone. We have not granted any restricted stock awards under the plan as of the date of this proxy statement and, therefore, the transactions described in this proxy statement will have no impact on such awards.

Can the plan be amended or terminated?

   The board may amend or terminate the plan. However, as required by any law, regulation or stock exchange rule, no change shall be effective without the approval of our stockholders. In addition, no change may adversely affect an award previously granted, except with the written consent of the grantee. No awards may be granted under the plan after the tenth anniversary of its initial adoption.

What are the new plan benefits?

   The following table shows the stock option grants made, or to be made, under our current plan during the period from August 1, 1999 to July 31, 2000, to:

  . each of the executive officers named in the table on page 31;

  . all current executive officers, as a group;

  . all current directors who are not executive officers, as a group; and

  . all employees, including all current officers who are not executive officers, as a group.

   Grants under the current plan are made at the discretion of our Board or Compensation Committee. Accordingly, future grants under the plan are not yet determinable, except for (1) the automatic annual grants of options to purchase 10,000 shares of our common stock granted to each non-employee director and (2) the options to purchase 10,000 shares of our common stock to be granted to the three new directors nominated and elected to our Board in connection with the transactions described in this proxy statement.

           1999 AMENDED AND RESTATED STOCK OPTIONS AND INCENTIVE PLAN

                                                   Number of Shares
                                                      Subject to       Dollar
   Name and Position                               Options Granted  Values($)(1)
   -----------------                               ---------------- ------------
Howard S. Balter.................................           --          --
 Chief Executive Officer
H. Jeff Goldberg.................................           --          --
 Chief Technology Officer
David Greenblatt.................................           --          --
 Chief Operating Officer
Martin Rothberg..................................           --          --
 Executive Vice President-Strategic Sales
Jonathan Rand....................................        80,000         $
 Executive Vice President-International Sales and
 Treasurer
Executive Group (10 persons).....................       135,000         $
Non-Employee Director Group (7 persons)..........       110,000(2)      $
Non-Executive Officer Employee Group (235 per-        1,766,875         $
 sons)...........................................

--------
(1) Market value of shares based on a closing price of $    on the Nasdaq
    National Market on June 2, 2000, minus the exercise price. Shares subject
    to an option with an option exercise price greater than $     are
    considered to have zero dollar value.
(2) Includes options to purchase 40,000 shares of our common stock granted to Messrs. Mellor, King, Schulman and McPherson in consideration for services rendered as members of the Special Committee. Also includes the automatic annual grants of options to purchase an aggregate of 70,000 shares of our common stock to be granted to our seven non-employee directors prior to July 31, 2000. The three new directors to be nominated and elected in connection with the proposed transactions will not be granted their options until after the end of our current fiscal year.

                             EXECUTIVE COMPENSATION

   The following table sets forth information relating to the compensation paid to our Chief Executive Officer and the four other individuals who served as our executive officers at the end of fiscal 1999 who earned the most cash compensation for services rendered on our behalf. Except as otherwise indicated, the salary and bonus information in this table includes amounts paid by IDT for services rendered to us during fiscal 1999, in that all of these officers were compensated by IDT and not by us directly, until January 1999. All of the named executive officers listed below were compensated by IDT until January 1999.

                           Summary Compensation Table

                                                                 Long-Term
                                                            Compensation Awards
                                                           ---------------------
                                                           Securities Securities
                                                           Underlying Underlying
                                      Annual Compensation  Net2Phone     IDT
                               Fiscal --------------------  Options    Options
 Name and Principal Position    Year  Salary ($) Bonus ($)    (#)        (#)
 ---------------------------   ------ ---------- --------- ---------- ----------
 Howard S. Balter(1).........   1999    90,066       --    1,874,499       --
  Chief Executive Officer
 H. Jeff Goldberg............   1999   206,161       --      460,000       --
  Chief Technology Officer      1998   209,447       --          --     50,000
 David Greenblatt............   1999   177,505    25,000     460,000    20,000
  Chief Operating Officer       1998   104,238       --          --     20,000
 Martin Rothberg.............   1999   122,060       --      360,000       --
  Executive Vice President--
  Strategic Sales               1998    78,762       --          --     15,000
 Jonathan Rand(2)............   1999   109,587       --      120,000     6,000
  Executive Vice President--    1998    66,704       --          --     10,000
  International Sales and
  Treasurer

--------
(1) Mr. Balter became our Chief Executive Officer in January 1999. Compensation information for fiscal 1999 excludes compensation paid during the period in which Mr. Balter served as IDT's Chief Operating Officer and Vice Chairman.
(2) Mr. Rand joined us in January 1998. Compensation information for fiscal 1998 excludes compensation paid during the period in which Mr. Rand rendered services primarily to IDT.

                        Option Grants During Fiscal 1999

   The following table describes the options to acquire shares of our common stock that were granted to our executive officers in fiscal 1999:

                                                                            Potential Realizable
                          Number of   Percent of                              Value at Assumed
                         Securities  Total Options                             Annual Rates of
                         Underlying   Granted to                          Stock Price Appreciation
                          Net2Phone   Grantees in  Exercise or                 for Option Term
                           Options      Fiscal     Base Price  Expiration -------------------------
  Name                   Granted (#)   Year (%)      ($/Sh)       Date       5% ($)       10%($)
  ----                   ----------- ------------- ----------- ----------    ------    ------------
Howard S. Balter........  1,650,999      18.7          3.33     May 2009    34,836,079   58,742,544
Howard S. Balter........    223,500       2.5         15.00    July 2009     2,107,605    5,343,885
Jonathan Fram...........    460,000       5.2          3.33    July 2009     9,706,000   16,366,800
Jonathan Fram...........    460,000       5.2         11.00    July 2009     6,177,800   12,838,600
Jonathan Fram...........    100,000       1.1         15.00    July 2009       943,000    2,391,000
David Greenblatt........    360,000       4.1          3.33     May 2009     7,596,000   12,808,800
David Greenblatt........    100,000       1.1          3.33    July 2009     2,110,000    3,558,000
H. Jeff Goldberg........    360,000       4.1          3.33     May 2009     7,596,000   12,808,800
H. Jeff Goldberg........    100,000       1.1         15.00    July 2009       943,000    2,391,000
Ilan M. Slasky..........    360,000       4.1          3.33     May 2009     7,596,000   12,808,800
Jonathan Reich..........     75,000       0.9          3.33     May 2009     1,582,500    2,668,500
Jonathan Reich..........    200,000       2.3         15.00    July 2009     1,886,000    4,782,000
Martin Rothberg.........    360,000       4.1          3.33     May 2009     7,596,000   12,808,800
Jonathan Rand...........     45,000       0.5          3.33     May 2009       949,500    1,601,100
Jonathan Rand...........     75,000       0.9         15.00    July 2009       707,250    1,793,250

--------
(1) Assumes that the fair market value of each grant on the date of each grant was equal to the initial public offering price of $15.00 per share.

   The following table describes the options to acquire shares of common stock of IDT granted to the individuals named in the Summary Compensation Table during fiscal 1999:

                                                                                Potential
                                                                               Realizable
                                                                                Value at
                                                                             Assumed Annual
                                      Percent of                             Rates of Stock
                          Number of  Total Options                                Price
                         Securities   Granted to                              Appreciation
                         Underlying   Grantees in  Exercise or               For Option Term
                         IDT Options    Fiscal     Base Price   Expiration   ---------------
  Name                   Granted (#)   Year (%)      ($/Sh)        Date      5% ($)  10%($)
  ----                   ----------- ------------- ----------- ------------- ------  -------
David Greenblatt........   20,000        1.76         12.00     January 2009 150,935 382,498
Jonathon Rand...........    6,000         .53        12.635    February 2009  47,639 120,726

                     Value of Net2Phone Options at Year End

   The following table describes the value of Net2Phone options exercised in fiscal 1999 and the value of unexercised options held by the individuals named in the Summary Compensation Table at July 31, 1999.

                                                     Number of Securities    Value of Unexercised In-
                          Number of                 Underlying Unexercised     the-Money Options at
                           Shares                 Options at Fiscal Year-End    Fiscal Year-End (2)
                         Acquired on    Value     -------------------------- -------------------------
  Name                    Exercise   Realized (1) Exercisable/Unexercisable  Exercisable/Unexercisable
  ----                   ----------- ------------ -------------------------  -------------------------
Howard S. Balter........   531,138    4,073,828        67,050/1,267,449         829,744/28,650,040
H. Jeff Goldberg........   105,840      811,793          30,000/322,000          371,250/6,925,590
David Greenblatt........   105,840      811,793          30,000/322,000          371,250/6,925,590
Martin Rothberg.........   105,840      811,793               0/252,000                0/6,059,340
Jonathan Rand...........    13,230      101,474           22,500/84,000          278,438/1,407,105

--------
(1) All of the exercised options described in this table were exercised on May 17, 1999, before our initial public offering. The amounts in this table assume that the fair market value of our common stock on that date was $11.00 per share, the estimated mid-point of the offering price range of our common stock set forth in the amendment to the registration statement.
(2) Options are considered "in-the-money," if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options (the closing price of Net2Phone's common stock on July 30, 1999, as reported on the Nasdaq National Market, was $27.375 per share) and the exercise price of the options.

                        Value of IDT Options at Year End

   The following table describes the value of IDT options exercised in fiscal 1999 and the value of unexercised options held by the individuals named in the Summary Compensation Table at July 31, 1999:

                                                  Number of Securities    Value of Unexercised In-
                          Number of              Underlying Unexercised     the-Money Options at
                           Shares              Options at Fiscal Year-End    Fiscal Year-End (1)
                         Acquired On   Value   -------------------------- -------------------------
  Name                    Exercise   Realized  Exercisable/Unexercisable  Exercisable/Unexercisable
  ----                   ----------- --------- -------------------------  -------------------------
Howard S. Balter........   157,920   2,447,864             75,000/0                  862,500/0
H. Jeff Goldberg........    15,000     324,375       207,500/37,500                2,431,455/0
David Greenblatt........    20,000     213,175             22,500/0                   99,375/0
Martin Rothberg.........         0           0         22,500/7,500              226,250/8,750
Jonathan Rand...........         0           0        31,800/11,000            581,252/100,250

--------
(1) Options are considered "in-the-money," if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options (the closing price of Net2Phone's common stock on July 30, 1999, as reported on the Nasdaq National Market, was $27.375 per share) and the exercise price of the options.

Employment Agreements

   Clifford M. Sobel. We employ Clifford M. Sobel, our Chairman, under an agreement which expires on September 2000, and which automatically extends through September 2001 unless either we or Mr. Sobel notifies the other that the extension will not take effect. Mr. Sobel receives an annual base salary of $100,000.

   Jonathan Fram. We employ Jonathan Fram, our President, under an agreement which expires on June 30, 2002, and which may be renewed for successive one year terms. Mr. Fram receives an annual base salary of $350,000 and he is entitled to receive an annual bonus calculated on the basis of our gross revenue, which bonus could be up to $100,000. Additionally, we granted Mr. Fram options to purchase 920,000 shares of our common stock under our 1999 Amended and Restated Stock Option and Incentive Plan. Of these options, 460,000 were granted at an exercise price of $3.33 and 460,000 were granted at an exercise price of $11.00. Options to purchase 153,333 shares of our common stock have already vested and been exercised and sold by Mr. Fram. The remaining 766,667 options will vest in three equal annual installments, commencing on July 20, 2000. An option to purchase an additional 100,000 shares of our common stock was granted to Mr. Fram on July 28, 1999. This option is immediately exercisable and has an exercise price equal to the initial public offering price of our common stock of $15.00 per share.

   In the event Mr. Fram's employment is terminated without cause or for good reason, he will receive a severance payment equal to nine months of base salary. In addition, all unvested options immediately vest if we terminate Mr. Fram's employment without cause, if Mr. Fram terminates his employment for good reason, or if the options of any other employee are accelerated upon a change of control of our company (see page 21). Mr. Fram may terminate his employment with Net2Phone at any time during the term.

Compensation of Directors

   Under our 1999 Amended and Restated Stock Option and Incentive Plan, we granted options to purchase 10,000 shares of our common stock to each of our non-employee directors, other than to our non-employee directors who serve as officers or employees of IDT, at the time of our initial public offering, or at the time they joined the board. Also under the plan, each non-employee director receives an option to purchase 10,000 shares of our common stock each year. These options are granted at the fair market value of our common stock on the date of grant and are immediately exercisable.

   We reimburse the reasonable expenses incurred by our board members in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

   Our compensation committee was established in June 1999. The committee's members are Messrs. King, Mellor, and Rieschel. Prior to May 1999, compensation decisions relating to our executive officers, key employees and other senior personnel were generally made by IDT, which owned 90% of our outstanding capital stock until that time. Howard S. Jonas, James A. Courter, Hal Brecher and Joyce J. Mason, each of whom are executive officers of IDT, served as directors of Net2Phone during fiscal 1999. Howard S. Balter, our Chief Executive Officer and a director, served as Chief Operating Officer, Vice Chairman and a director of IDT until January 1999.

          INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL
                     STOCKHOLDERS, DIRECTORS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of our outstanding capital stock as of May 1, 2000, by:

  . each person who is the beneficial owner of more than 5% of any class of our capital stock;

  . each of our directors;

  . our chief executive officer and four other highest paid executive officers; and

  . our directors and executive officers as a group.

   Except as otherwise indicated, all of the shares indicated in the table are shares of common stock.

                                         Shares Beneficially Percent of Capital
       Holders                                  Owned             Stock(1)
       -------                           ------------------- ------------------
IDT Corporation(2).....................      24,904,250              45%
190 Main Street
Hackensack, New Jersey 07601

Howard S. Jonas(3).....................      24,904,250              45%
c/o IDT Corporation
190 Main Street
Hackensack, New Jersey 07601

James A. Courter(4)....................      24,930,650              45%
c/o IDT Corporation
190 Main Street
Hackensack, New Jersey 07601

SOFTBANK Technology Ventures IV,              4,100,000             7.4%
L.P.(5)................................
333 West San Carlos Street, Suite 1225
San Jose, CA 95110

Gary E. Rieschel(6)....................       4,110,000             7.5%
c/o SOFTBANK Ventures IV, L.P.
333 West San Carlos Street, Suite 1225
San Jose, CA 95110

Yahoo! Inc.(7).........................       3,390,778             6.2%
3420 Central Expressway
Santa Clara, California 95051

AOL, Inc.(8)...........................       2,795,000             5.1%
22000 AOL Way
Dulles, VA 20166

Clifford M. Sobel......................       2,707,241             4.9%
c/o Net2Phone, Inc.
171 Main Street
Hackensack, New Jersey 07601

General Electric Company Group(9)(10)..       2,332,333             4.2%
120 Long Ridge Road
Stamford, Connecticut 06927

Janus Capital Corporation(11)..........       2,198,605               4%
100 Filmore Street
Denver, Colorado 80206-4923

                                         Shares Beneficially Percent of Capital
       Holders                                  Owned             Stock(1)
       -------                           ------------------- ------------------
FMR Corp.(12)..........................       2,162,000             3.9%
82 Devonshire Street
Boston, Massachusetts 82109

Essex Investment Management                   1,470,663             2.8%
Company(13).............................
125 High Street
Boston, MA 02110

Howard S. Balter(14)....................        834,157             1.5%

David Greenblatt(15)....................        189,040              *

H. Jeff Goldberg(16)....................        189,040              *

Martin Rothberg(17).....................        167,040              *

Jonathan Rand(18).......................         40,980              *

James R. Mellor(19)(20).................         15,000              *

Jesse P. King(19)(20)...................         14,200              *

Martin J. Yudkovitz(10)(19).............         10,000              *

Daniel H. Schulman(19)(20)..............         17,666              *

Michael Fischberger(21).................         55,680              *

Harry C. McPherson, Jr.(19)(20).........         15,000              *

Named Executive Officers and Directors       33,260,556            59.5%
as a
group (15 persons)(22)..................

--------
*   Less than one percent.
(1) Based upon the number of shares of our capital stock outstanding on May 1, 2000. All percentage calculations assume that all shares of Class A Common Stock have been converted into shares of common stock.
(2) Based on a Schedule 13G dated February 14, 2000, filed by IDT. All of the shares held by IDT are Class A Common Stock. IDT has sole voting and sole dispositive power with respect to all such shares.
(3) Howard S. Jonas, together with a number of entities formed for the benefit of charities and members of his family, owns shares of IDT's capital stock that enable him to vote more than 50% of IDT's capital stock. Mr. Jonas is also the Chairman and Chief Executive Officer of IDT. As a result, he may be deemed to be the beneficial owner of the shares of our capital stock owned by IDT. Mr. Jonas disclaims beneficial ownership of these shares.
(4) James A. Courter, one of our directors, is the President, Vice Chairman and a director of IDT. As a result, in addition to the 26,400 shares of our common stock that he holds directly, he may be deemed to be the beneficial owner of the shares of our capital stock owned by IDT. Mr. Courter disclaims beneficial ownership of these additional shares.
(5) Includes 4,022,920 shares of Class A Common Stock held by SOFTBANK Technology Ventures IV, L.P. and 77,080 shares of Class A Common Stock held by SOFTBANK Technology Advisers Fund L.P.
(6) Gary E. Rieschel is the Executive Managing Director of SOFTBANK Technology Ventures and, as a result, he may exercise the power to vote and to dispose of the shares held by SOFTBANK. Includes 10,000 shares issuable upon exercise or presently exercisable stock options.
(7) Based on a Schedule 13G dated March 30, 2000, filed by Yahoo! Inc. Yahoo! has sole voting and sole dispositive power with respect to all such shares.
(8) Based on a Schedule 13G dated February 15, 2000, filed by AOL. 2,250,000 of these shares are shares of Class A Common Stock, 500,000 shares are shares of common stock, and 45,000 of these shares are issuable upon exercise of presently exercisable warrants, or warrants exercisable within 60 days. AOL has sole voting and sole dispositive power with respect to all such shares.

(9) Includes 1,989,000 shares of Class A Common Stock held by GE Capital Equity Investments, Inc. ("GECEI"), as to which GECEI and NBC share voting power; GECEI and NBC have sole dispositive power as to 1,147,653 shares and 841,347 shares, respectively. Also includes (i) 333,333 shares of common stock held by GECEI and (ii) 10,000 shares of common stock issuable upon exercise of presently vested options granted to Martin J. Yudkovitz, over which NBC has the power to direct disposition pursuant to a nominee agreement with Mr. Yudkovitz. GECEI and NBC share voting power with respect to all such shares of common stock; GECEI and NBC have sole dispositive power as to 138,180 shares and 205,153 shares, respectively. GECEI and NBC are subsidiaries of General Electric Company.
(10) Represents 10,000 shares of common stock issuable upon exercise of presently vested options held by Martin J. Yudkovitz, over which NBC has the power to direct the disposition pursuant to a nominee agreement. Mr. Yudkovitz disclaims beneficial ownership of these shares.
(11) Based on a Schedule 13G dated January 11, 2000, filed by Janus and Thomas
     H. Bailey, Chairman, President and a stockholder of Janus. Janus and Mr. Bailey have shared voting and shared dispositive power with respect to all such shares. Mr. Bailey disclaims beneficial ownership over all such shares.
(12) Based on a Schedule 13G dated May 10, 2000, filed by FMR Corp. FMR has sole voting and sole dispositive power with respect to all such shares.
(13) Based on a Schedule 13G dated January 10, 2000, filed by Essex. Essex has sole voting power with respect to 1,470,663 shares and sole dispositive power with respect to all such shares.
(14) Includes 337,920 shares held of record by a trust for the benefit of Mr. Balter's family members, of which Mr. Balter and his spouse are the trustees. Also includes an aggregate of 133,000 shares held of record by trusts for the benefit of the family members of Messrs. Greenblatt, Slasky and Rothberg, for which Mr. Balter acts as trustee. Also includes 435,099 shares that may be acquired currently or within 60 days through the exercise of stock options.
(15) Includes 54,000 shares held of record by a trust for the benefit of Mr. Greenblatt's family members, of which Mr. Balter is the trustee. Also includes 90,000 shares that may be acquired currently or within 60 days through the exercise of stock options.
(16) Includes 62,000 shares held of record by a trust for the benefit of Mr. Goldberg's family members, of which Mr. Goldberg's spouse is the trustee. Also includes 112,000 shares that may be acquired currently or within 60 days through the exercise of stock options.
(17) Includes 54,000 shares held of record by a trust for the benefit of Mr. Rothberg's family members, of which Mr. Balter serves as the trustee. Also includes 90,000 shares that may be acquired currently or within 60 days through the exercise of stock options.
(18) Includes 13,230 shares held of record by a trust for the benefit of Mr. Rand's family members. Also includes 27,750 shares that may be acquired currently or within 60 days through the exercise of stock options.
(19) All of these shares are shares of common stock that may be acquired currently or within 60 days through the exercise of stock options.
(20) Includes 5,000 shares that may be acquired currently or within 60 days through the exercise of the option to purchase 10,000 shares granted to the director in consideration for his services on the Special Committee. The remaining 5,000 shares will vest in equal amounts on September 30, 2000 and December 31, 2000.
(21) Includes 30,000 shares that may be acquired currently or within 60 days through the exercise of stock options.
(22) Includes the shares of Class A Common Stock held by IDT and SOFTBANK. Also includes an aggregate of 866,715 shares issuable upon exercise of presently exercisable stock options.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

   We anticipate our 2000 Annual Meeting of Stockholders to be held on or about December 8, 2000. Accordingly, stockholder proposals for our 2000 Annual Meeting of Stockholders must be received at our principal executive offices by August 10, 2000, to be considered for inclusion in our proxy materials relating to such meeting.

   Stockholders may without advance notice to our Secretary nominate directors or bring other business before the stockholders at the 2000 Annual Meeting of Stockholders. Please note that this relates only to the matters you wish to bring before your fellow stockholders at the annual meeting. This is separate from the Securities and Exchange Commission's requirements to have your proposal included in our proxy statement.

   We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

                      WHERE YOU CAN FIND MORE INFORMATION

   Government Filings: We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file:

  . at the Commission's Public Reference Room, 450 Fifth Street, N.W., Room
    1024, Washington, D.C. 20549;

  . at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

  . at the Commission's web site at http://www.sec.gov.

Some locations may charge prescribed or modest fees for copies. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

   Stock Market: Our common stock is listed on the Nasdaq National Market and similar information can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                           FORWARD-LOOKING STATEMENTS

   This proxy statement contains "forward-looking" information, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," and similar words used in this proxy statement.

   These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended July 31, 1999.

   The most important factors that could prevent us from achieving our stated goals include, but are not limited to, the following:

  . operating and financial risks related to managing rapid growth, integrating acquired businesses and sustaining operating cash flow;

  . potential fluctuation in quarterly results;

  . volatility of stock price;

  . rapid and significant changes in technology and markets;

  . adverse changes in the regulatory or legislative environment affecting our business; and

  . failure to complete the transactions described in this proxy statement timely or at all, and difficulties in combining operations of Net2Phone and Newco and in realizing synergies expected from the transactions.

   Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this proxy statement.

   The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

                                 OTHER MATTERS

   As of the date of this proxy statement, the Board does not intend to present at the special meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

                                          NET2PHONE, INC.

                                          Glenn J. Williams
                                          Secretary and General Counsel

      , 2000

                                    ANNEX A

        LETTER AGREEMENT AMONG NET2PHONE, INC., IDT CORP. AND AT&T CORP.

                                 March 30, 2000

AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920
IDT Corporation
520 Broad Street
Newark, New Jersey 07102

     Re: Purchase of Class A Common Stock and related transactions

Gentlemen:

   This letter agreement (this "Agreement") will confirm the actions taken by the Board of Directors (the "Board") of Net2Phone, Inc. (the "Company"), and by a committee of independent directors of the Company to whom authority was duly delegated by the Board, in connection with and in consideration for the proposed purchase (the "Purchase") by AT&T Corp. ("AT&T") and its designees, through a newly formed business entity ("Holdco"), from IDT Corporation ("IDT") of 14,900,000 shares of Class A common stock, par value $.01 per share (the "Class A Stock"), of the Company and certain related transactions, as set forth in the Letter Agreement, dated March 28, 2000, between AT&T and IDT (the "Letter Agreement").

   1. Board Approval of the Amendment. The Board has duly adopted a resolution setting forth amendments (the "Amendments") to the Company's certificate of incorporation (i) increasing the number of authorized shares of Class A Stock by four million and (ii) notwithstanding Section 4 of the Letter Agreement, expanding the Board by two seats, and resolving to nominate designees named by AT&T to such additional two seats. Promptly after the closing of the Purchase, IDT shall cause one of its designated Board members to resign, and AT&T shall nominate the replacement designee. AT&T and IDT agree to use their reasonable best efforts to assure that at least five members of the Board will be members not employed by, providing material services for compensation to or otherwise affiliated with AT&T, IDT or any member of Holdco or any of their affiliates (the "disinterested directors"); provided that the requirement for such reasonable efforts by AT&T and IDT shall cease to apply at such time as Holdco or IDT, as the case may be, becomes the beneficial owner of more than 85% or less than 15% of the voting power of the Company.

   2. Solicitation of Shareholder Approval. The Board has declared the advisability of the Amendments and called a special meeting of the Company's stockholders for the consideration of the Amendments. The Board, subject to its fiduciary obligations, shall promptly take such actions as are necessary and appropriate to cause the adoption of the Amendments, including causing an information or proxy statement containing the recommendation of the Board of Directors in favor of the Amendments to be distributed to stockholders as promptly as practicable. The only additional corporate action required for the Primary Issuance is the approval of the Amendments by the affirmative vote of the holders of at least 66 2/3% of the outstanding Common Shares (as defined in Article Fourth of the Company's certificate of incorporation) and the filing of the Amendments with the Secretary of State of Delaware.

   3. Section 203 of the Delaware General Corporation Law. By resolution, the Board has confirmed that the restrictions contained in Section 203 of the Delaware General Corporation Law shall not apply to any business combination between the Company and AT&T or Holdco.

   4. Primary Issuance. Upon adoption of the Amendments, subject to the satisfaction or waiver of the terms and conditions set forth in clauses (2) through (10) of Section 3 of the Letter Agreement, and subject to the parties to the Letter Agreement being ready, willing and able to consummate the Purchase, the Company shall promptly issue and sell to Holdco, and Holdco will purchase, four million shares of Class A Stock (the "Primary Issuance") for a price of $75 per share. A result of the Primary Issuance will be to cause Holdco to become a Holder within the meaning of Article Fourth, Section 3(e)(2) of the Company's certificate of incorporation, with the effect that the shares of Class A Stock to be sold to Holdco by IDT under the Letter Agreement will not be converted by their terms into shares of Common Stock, par value $.01 per share, of the Company upon the consummation of the Purchase.

   5. "Piggyback" Registration Rights. The Board has granted to Holdco demand and "piggyback" registration rights with respect to the shares of capital stock of the Company hereafter acquired by it from IDT under the Letter Agreement, substantially as provided in the form of the Registration Rights Agreement attached hereto as Exhibit A.

   6. Stock Option and Incentive Plan. The Board has adopted a resolution amending Section 6(g) of the Company's Amended and Restated 1999 Stock Option and Incentive Plan (the "Plan"), and any other sections of the Plan necessary to ensure that no rights of IDT employees under the Plan will be terminated or affected in any way as a result of the transactions contemplated in the Letter Agreement.

   7. License and Approval of Transactions by Disinterested Directors.

   (a) The Company will grant (i) to AT&T, a license for all of the Company's present and future technology for use in the present and future businesses of AT&T and its affiliates and (ii) to IDT, a license for all of the Company's present and future technology for use in the present and future businesses of IDT and its affiliates. The Company also agrees that should the terms, conditions and pricing of a license be given prior to, on or after the date of the Letter Agreement by the Company to any other person (including, in the case of AT&T, IDT, and in the case of IDT, AT&T) which are more favorable to the licensee than those given to AT&T or IDT, as the case may be, which license has been approved or ratified by a majority of the disinterested directors, such terms, conditions and pricing shall be applicable to AT&T's license or IDT's license, as the case may be, at such party's option. The Company agrees that licenses granted by it shall in all cases be subject to approval or ratification by a majority of the disinterested directors.

   (b) Any contract or transaction, including a license, between AT&T or any other participant in Holdco or any of their affiliates and the Company, or between IDT or any of its affiliates and the Company, involving the potential payment to or from the Company of more than $500,000, or any business combination between the Company, on the one hand, and IDT, AT&T, any participant in Holdco or any of their affiliates, on the other hand, shall be subject to the approval of a majority of the disinterested directors of the Company; provided that the requirement for such approval shall cease to apply at such time as Holdco or IDT, as the case may be, becomes the beneficial owner of more than 85% or less than 15% of the voting power of the Company; and provided further that the requirement of disinterested director approval shall not be required with respect to the granting of a license by the Company to AT&T or IDT which does not contain terms, conditions and pricing that are more favorable to the licensee than those contained in a license granted to any other person, which license has been approved or ratified by a majority of disinterested directors.

   (c) This Section 7 supersedes Section 11 of the Letter Agreement, other than the first sentence of Section 11 of the Letter Agreement which remains in full force and effect.

   8. AT&T/Company Arrangements. AT&T and the Company will support good faith negotiations to work together to enter into the following commercial arrangements:

  . AT&T will offer the Company's service on the WorldNet Internet service.

  . Each of AT&T and the Company will be classified by the other party as a "Preferred Supplier" where mutually beneficial and not inconsistent with other commitments of the parties existing on the date of this Agreement, with respect to all services offered by the parties. AT&T will make available to the Company the opportunity to make presentations to senior operational management of AT&T with respect to products offered by the Company.

  . AT&T and the Company will work together to develop and deploy new products and applications that integrate Voice over Internet Protocol
    (VoIP) technology into PBX's and other communication products for the business market.

  . AT&T and the Company will work together to develop a series of commercial and VoIP technology developmental agreements. The goal of the agreements will be to (i) establish a framework for working together to further develop and enhance each of AT&T's and the Company's VoIP technology, and
    (ii) jointly develop new VoIP products and services.

  . AT&T and the Company will work together to develop broadband applications using VoIP technology, it being understood that it is not the intent of the parties to create a preferred position for the Company as a broadband services provider.

  . AT&T and the Company will work together in developing and implementing such technologies as are required for the interoperability of each party's services with the other's.

  . AT&T and the Company will work together in developing "on-net" advantages in the delivery of each other's services.

  . AT&T and the Company will work together to develop and evolve the standards for Internet telephony.

   9. Voting Agreement. In the event that Holdco and IDT are unable to agree on acceptable nominees to the Board (as described in Section 9 of the Letter Agreement), Holdco and IDT will be counted as present for purposes of determining a quorum at the shareholders meeting but will abstain from voting on such nominees as to which Holdco and IDT are unable to agree.

   10. Binding Intent. It is the intent of the parties hereto that the agreements contained herein be legally binding on and enforceable against them. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles. Each party hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

   11. Definitive Documentation. The parties agree to negotiate in good faith and enter into mutually acceptable definitive documentation with respect to the transactions contemplated herein and in the Letter Agreement and on the terms and conditions set forth herein and in the Letter Agreement.

   If the foregoing conforms to your understanding, please so signify by signing in the space provided below. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                                          Very truly yours,

                                          NET2PHONE, Inc.

                                                  /s/ Howard S. Balter
                                          By: _________________________________

Accepted and Agreed:

AT&T Corp.

        /s/ John C. Petrillo
By: _________________________________

IDT Corporation

        /s/ James A. Courter
By: _________________________________

                                                            EXHIBIT A TO ANNEX A

                     Form of Registration Rights Agreement

   REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of . , by and between N Inc., a Delaware corporation (the "Company"), and Holdco, a . corporation (the "Investor").

   WHEREAS, the Company will issue and sell to the Investors . shares of Class A Common Stock of the Company, par value $0.01 per share (the "Class A Stock"), pursuant to the Subscription Agreement, dated as of . , 2000, between the Company and the Investor (the "Subscription Agreement");

   WHEREAS, I Corp., a Delaware corporation ("I Corp.") has agreed to sell to the Investor 14,900,000 shares of Class A Stock, pursuant to the Purchase Agreement, dated as of . , 2000, between I Corp. and the Investor (the "Purchase Agreement");

   WHEREAS, the Company has agreed to grant the registration rights set forth herein.

   NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. For the purposes of this Agreement:

       (a) The term "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with the first such person or entity.

       (b) The term "current market value" means the average closing sale price per share of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), on the NASDAQ National Market over the 10 trading days prior to the date of determination.

       (c) The term "Holder" means a holder of Registrable Securities.

       (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement.

       (e) The term "Registrable Securities" means the shares of Class A Common Stock issued to the Investor pursuant to the Subscription Agreement and the shares of Class A Stock purchased by the Investor pursuant to the Purchase Agreement (collectively, the "Securities") as the same may exist, from time to time; provided, however, that such Securities shall cease to be Registrable Securities when and to the extent that (i) such Securities have been sold pursuant to an effective registration statement under the Act, (ii) such Securities have become eligible for resale pursuant to Rule 144(k) of the Act (or any similar provision then in force) or another provision of Rule 144 of the Act pursuant to which all of such Securities are immediately eligible for resale or (iii) such Securities have ceased to be outstanding.

   Section 2. Registration Rights.

   2.1. (a) Registration Upon Demand.

   (i) For a period of [three years] after August 1, 2003, one or more Holders that in the aggregate beneficially own at least 50% of the Registrable Securities may make a demand that the Company effect the registration of all or part of such Holders' Registrable Securities (a "Demand Registration"). Upon receipt of a valid request for a Demand Registration, the Company shall promptly, and in any event no later than 15 days after such receipt, notify all other Holders of the making of such demand and shall use its best efforts to register under the Act as expeditiously as may be practicable the Registrable Securities that Holders have requested the Company to register in accordance with this Section 2.1. Notwithstanding the foregoing, the

Company shall not be required to effect any registration if the Registrable Securities that the Company shall have been requested to register shall, in the aggregate, have a current market value of less than $5,000,000. The Holders shall have the right to one Demand Registration pursuant to this Section 2.1(a)(i). Notwithstanding Section 2.1(a)(ii), if any registration demand is made by Holders beneficially owning 50% or more of the Registrable Securities, and no Demand Registration has been made prior to such time, then such registration demand shall be treated for purposes of this Agreement as a Demand Registration, regardless of the registration form used (including Form S-3).

   (ii) Notwithstanding Section 2.1(a)(i) hereof, and in addition to the rights granted under Section 2.1(a)(i) hereof, at any time after the Company becomes eligible to register its securities on Form S-3 (or any successor form), one or more holders that in the aggregate beneficially own at least 20% of the Registrable Securities may make a demand that the Company effect the registration of all or part of such Holders' Registrable Securities (an "S-3 Demand Registration"). Upon receipt of a valid request for an S-3 Demand Registration, the Company shall promptly, and in any event no later than 15 days after such receipt, notify all other Holders of the making of such demand and shall use its best efforts to register under the Act as expeditiously as may be practicable the Registrable Securities which Holders have requested the Company to register in accordance with this Section 2.1. Notwithstanding the foregoing, the Company shall not be required to effect any registration if the Registrable Securities that the Company shall have been requested to register shall, in the aggregate, have a current market value of less than $1,000,000. The Holders shall have the right to two S-3 Demand Registrations pursuant to this Section 2.1(a)(ii).

   (b) Effective Registration Statement. A registration requested pursuant to
Section 2.1(a) hereof shall not be deemed to have been effected (i) if a registration statement with respect thereto has not been declared effective by the Securities and Exchange Commission ("SEC"), (ii) if after it has become effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to any of the Holders and has not thereafter become effective, or (iii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of a Holder.

   2.2. "Piggy-Back" Registration.

   (a) If the Company proposes to register any securities under the Act in connection with any offering of its securities (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), whether or not for its own account, the Company shall furnish promptly, and in any event not less than 15 days in advance, written notice to the Holders of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of a Holder made to the Company within 15 days after the receipt of such notice by the Company, the Company shall include in such registration the requested number of the Holder's Registrable Securities (a "Piggy-Back Registration"). If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its Common Stock and any other securities, all upon the terms and conditions set forth herein.

   (b) Nothing in this Section 2.2 shall create any liability on the part of the Company or any other person to the Holders if the Company, for any reason, decides not to file a registration statement proposed to be filed pursuant to
Section 2.2(a) or to withdraw such registration statement subsequent to its filing (except for the Company's obligation to pay the expenses in connection therewith as provided in Section 2.6), regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice under Section 2.2(a) or otherwise.

   2.3. Blackout Periods for Holders. If the board of directors of the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of a registration statement or related prospectus) would be materially detrimental to the Company or its shareholders and therefore the board of directors determines that it is in the Company's best interest to defer the filing, and promptly gives the Holders written notice of such determination in the form of a certificate signed by an executive officer of the Company following their request to register any Registrable Securities pursuant to Section 2.1, the Company shall be entitled to postpone the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to Section 2.1 hereof for a reasonable period of time, but not to exceed 90 days (a "Demand Blackout Period") after the date of such request. The Company shall promptly notify each holder of the expiration or earlier termination of any Demand Blackout Period.

   2.4. Obligations of the Company. Whenever the Company is required to effect the registration of any Registrable Securities under this Section 2, the Company shall, at its expense and as expeditiously as may be practicable:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use reasonable efforts to keep such registration statement effective for ninety (90) days.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all of the Registrable Securities covered by such registration statement.

     (c) Furnish to the Holders of Registrable Securities registering such securities such numbers of copies of a prospectus, including a preliminary prospectus (in the event of an underwritten offering), in conformity with the requirements of applicable law, and such other documents as each such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

     (d) Use best efforts to register and qualify the securities covered by such registration statement under state blue sky laws in any U.S. jurisdictions in which such registration and qualification is reasonably requested by any Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and substance as agreed to by the Company and the managing underwriter of such offering.

     (f) Promptly notify the Holders in writing:

       (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

       (ii) of any request by the SEC for amendments or supplements to the registration statement or related prospectus or any written request by the SEC for additional information;

       (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings by any person for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

       (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or overt threat of any proceeding for such purpose.

     (g) Notify the Holders in writing on a timely basis, at any time when a prospectus relating to such Registrable Securities is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (h) Furnish, at the request of any Holder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as if customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the underwriters, if any, and to the Holders participating in the registration of Registrable Securities and (ii) a "Cold Comfort" letter dated as of such date, from the independent certified public accountants to the underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in the registration of Registrable Securities.

     (i) Use best efforts to cause the transfer agent to remove restrictive legends on certificates representing the securities covered by such registration statement, as the Company determines to be appropriate, upon advice of counsel.

     (j) Use best efforts to list such Registrable Securities on any national securities exchange on which any shares of the Common Stock are listed.

     (k) Prepare and file with the SEC, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders.

     (l) Make available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (ii) such Information has been made generally available to the public or (iii) as necessary to enforce a Holder's rights under this Agreement. The Holder of Registrable Securities, agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential and the Inspectors shall not disclose such Information until such action is determined.

     (m) Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities.

     (n) Use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities pursuant to the terms contemplated hereby.

   2.5. Furnish Information.

   (a) It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of any Holder in a registration statement pursuant to this Section 2 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, any other securities of the Company held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Holder. Any such information shall be provided to the Company within any reasonable time period requested by the Company.

   (b) Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Holder shall immediately upon the happening of any such event cease using such prospectus. Any other Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. If so requested by the Company, each Holder shall promptly return to the Company any copies of any prospectus in its possession (other than one permanent file copy) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

   2.6. Expenses of Registration. The Company shall bear and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to Section 2.1 or Section 2.2 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, but excluding underwriting discounts and commissions relating to the Registrable Securities. The Company also shall be required to pay and bear the legal fees of one counsel for the Holders in an amount not to exceed $25,000 in connection with any registration.

   2.7. Underwriting Requirements. In connection with any underwritten offering of a Holder's Registrable Securities, the Company shall not be required under
Section 2.4 to register any of such Registrable Securities in connection with such underwritten offering unless the Holder accepts the underwriters selected by the Company and then only in such quantity as the lead managing underwriter determines, in its good faith discretion, will not jeopardize the success of the offering by the Company. To the extent that the lead managing underwriter will not permit the registration of all of the Registrable Securities sought to be registered, in the case of a registration pursuant to Section 2.1 or 2.2, the Registrable Securities to be included shall be apportioned among the Holders on a pro rata basis (based on the number of Securities proposed to be registered by each), first among the Holders of Registrable Securities to be registered pursuant to Section 2.1, and thereafter among the Holders of Registrable Securities to be registered pursuant to Section 2.2; provided, however, that the right of the underwriters to exclude Registrable Securities from the registration and underwriting as described above shall be restricted such that all shares that are not Registrable Securities and all shares that are held by persons who are employees or directors of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. Notwithstanding the foregoing, the Holders' Registrable Securities shall in no event be reduced to less than one-third of the total number of shares of Common Stock to be registered in connection with a Piggyback Registration. Those Registrable Securities and other securities that are excluded from the underwriting by reason of the managing underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines necessary to effect the underwritten public offering. No Holder of Registrable Securities shall be entitled to participate in an underwritten offering unless such Holder enters into, and performs its obligations under, one or more underwriting agreements and any related agreements and documents (including an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), in the form that such Holder shall agree to with the lead managing underwriter of the transaction. If any Holder disapproves of the terms of any underwriting, it may elect, prior to the execution of any underwriting agreement, to withdraw therefrom by written notice to the Company and the lead managing underwriter. Any Registrable Securities so withdrawn from an underwriting by such Holder shall be withdrawn from such registration and shall not be transferred in a public distribution prior to 180 days following the effective date of the registration statement relating thereto.

   2.8. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

   2.9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and their respective directors, officers, partners, employees, legal counsel and affiliates (each, an "Indemnified Person"), against any losses, claims, damages, or liabilities joint or several) to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (collectively, a "Violation") (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with the offering covered by any registration statement; and the Company will pay to each Indemnified Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by a Holder expressly for use in connection with such registration or is caused by any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Act after such prospectus has been timely furnished by the Company.

     (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and 8 each person, if any, who controls the Company within the meaning of the Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is caused by (x) any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the Company by the Holder specifically and expressly for use in any such registration statement or prospectus but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof or (y) any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely filed by the Company. Such Holder will pay any reasonable legal or other expenses incurred by any Indemnified Person pursuant to this Section 2.9(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

      (c) Promptly after receipt by an Indemnified Person under this Section
  2.9 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided that an Indemnified Person (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such Indemnified Person by the counsel retained by the indemnifying party would be inappropriate (in the opinion of the Indemnified Person) due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnified Person under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnified Person otherwise than under this Section 2.9; provided, that in no event shall any indemnity under this
  Section 2.9(b) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

     (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person found guilty of fraudulent misrepresentation (within the meaning of the Section 11(f) of the Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company and the Holders under this Section
  2.9 shall survive the completion of any offering of Registrable Securities under a registration statement pursuant to this Section 2.

   2.10. Assignment of Registration Rights. Subject to the provisions of the Purchase Agreement and the Subscription Agreement, the rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a permitted transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, affiliate, beneficial owner, member or retired member of a Holder, or (b) is a Holder's family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

   2.11. Parity of Rights. The registration rights granted to the Holders under this Agreement are not intended by the parties to be senior to any of the registration rights granted to holders of the Company's capital stock under that certain Series A Preferred Shareholder Registration Rights Agreement, dated as of May 13, 1999, but rather to rank on a pari passu basis with such rights. The parties agree to interpret the terms of this Agreement in a manner consistent with the foregoing intention.

   2.12. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

     (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1934 Act; and

     (c) So long as a Holder owns any Registrable Securities, furnish such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Act, and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

   Section 3. Miscellaneous.

   3.1. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto, except that the Company may not assign any of its obligations hereunder without the consent of Holders owning in the aggregate 66 2/3% of the outstanding Registrable Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall be construed as permitting any transfer of any securities of the Company in violation of any applicable law or agreement.

   3.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. The Investor and the Company hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Investor and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

   3.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

   3.4. Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

   3.5. Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon (i) personal or facsimile delivery to the party to be notified, (ii) one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or (iii) three business days after deposit with the U.S. mail, return-receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt.

   If to the Company:

     N Inc.
     171 Main Street
     Hackensack, New Jersey 07601
     Attn:
     Fax:

   with a copy to:

  .

  .

  .

     Attn: .

     Fax: .

   If to the Investor:


  .

  .

  .

     Attn: .

     Fax: .

   with a copy to:


  .

  .

  .

     Attn: .

     Fax: .

   3.6. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of Holders owning in the aggregate 66 2/3% of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 2 hereof shall be effective as against any person unless consented to in writing by such person.

   3.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

   3.8. Entire Agreement. This Agreement (including the Schedule attached hereto) contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

   3.9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 3.9 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                      [Signatures on the following page.]

   IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                          N Inc.


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Holdco

                                          By: _________________________________
                                             Name:
                                             Title:

                                    ANNEX B

               LETTER AGREEMENT BETWEEN IDT CORP. AND AT&T CORP.

                                                                  March 28, 2000

IDT Corporation
520 Broad Street
Newark, New Jersey 07102

   Re: Net2Phone, Inc.

Gentlemen:

   This letter agreement (this "Agreement") will confirm our understandings relating to the proposed purchase (the "Purchase") from IDT Corporation ("I Corp.") of 14,900,000 shares of Class A common stock, par value $.01 per share (the "Class A Stock") of Net2Phone, Inc. (the "Company") and certain related matters as set forth herein.

   1. Purchase Price. The purchase price for the 14,900,000 shares of Class A Stock will be $75 per share in cash, or an aggregate of $1,117,500,000, payable at the Closing.

   2. Structure. Subject to the terms and conditions set forth herein, AT&T Corporation ("A Corp.") shall effect the Purchase through a newly formed business entity ("Holdco"). A Corp. agrees, that it will retain, either directly or indirectly through its controlled affiliates and Liberty Media Group, a majority of the ownership and voting interests in Holdco, for a period of three years from the Closing. In the event that the stockholders of the Company do not approve the Amendments (as defined below), A Corp. shall have the right to sell or transfer all or any portion of the ownership interests in Holdco at any time; provided that if A Corp. ceases to own a majority of the ownership and voting interests in Holdco, A Corp. shall cause Holdco to grant a proxy until August 1, 2003 to I Corp. to vote any Common Shares owned by Holdco or acquired by Holdco prior to August 1, 2003. Any sale or transfer by A Corp. of its interest in Holdco shall not relieve A Corp. of its obligations to cause the Purchase to occur and to cause Holdco to abide by the terms of this Agreement, subject to the terms and conditions described herein. Until August 1, 2003, and provided that I Corp. owns not less than one million Common Shares (as defined in Article Fourth of the Company's certificate of incorporation ("Common Shares")), Holdco shall not without I Corp.'s consent sell or transfer all or any portion of its shares of Class A Stock or Common Stock purchased pursuant to this Agreement.

   3. Timing. The Closing shall occur upon the satisfaction or waiver of the conditions described herein, provided that in no event shall the Closing occur prior to August 1, 2000. The Closing will be conditioned upon (1) the Board of Directors of the Company, no later than March 31, 2000, adopting the Amendments (as defined below), declaring the advisability of the Amendments and calling a special meeting of the Company's stockholders for the consideration of the Amendments, (2) the receipt of all required regulatory approvals, (3) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (4) the absence of an injunction making illegal or otherwise prohibiting the consummation of any of the transactions contemplated in this Agreement, (5) the absence of any pending litigation or regulatory proceeding in either case initiated by a governmental authority against the Company or with respect to the transactions contemplated by this Agreement, (6) the absence of any material adverse change in the business or operations of the Company resulting from the actions or inactions of the management of the Company, excluding actions or decisions not to act taken in good faith and with the appropriate degree of care, and excluding changes in general economic conditions, general changes in the industry in which the Company is engaged and general changes in technology, (7) the accuracy in all material respects of the representations and warranties contained herein, (8) the performance of all agreements to be performed hereunder prior to the Closing, (9) the accuracy

IDT Corporation
March 28, 2000
Page 2
in all material respects of the reports filed by the Company with the Securities and Exchange Commission, as of their respective dates, and (10) the absence of any infringement by the Company of any intellectual property rights of any third party that has or reasonably could be expected to have a material adverse effect on the business of the Company.

   4. Sale of Additional Shares by the Company. It shall also be a condition of A Corp.'s obligation to consummate the Purchase that the Company shall have issued to Holdco four million shares of Class A Stock (the "Primary Issuance") for a price of $75 per share (it being understood that the Primary Issuance shall not be consummated unless the Purchase is consummated immediately thereafter). The Board of Directors of the Company, no later than March 31, 2000, shall duly adopt a resolution setting forth amendments (the "Amendments") to the Company's certificate of incorporation (i) increasing the number of authorized shares of Class A Stock by four million and (ii) expanding the Board of Directors of the Company by three seats, and resolving to nominate designees named by A Corp. to such additional three seats, and shall by such date also declare the advisability of the Amendments and call a special meeting of its stockholders for the consideration of the Amendments. The Board of Directors of the Company, subject to its fiduciary obligations, shall take such actions as are necessary and appropriate to cause the adoption of the Amendments, including causing an information or proxy statement containing the recommendation of the Board of Directors in favor of the Amendments to be distributed to stockholders as promptly as practicable. The only additional corporate action required for the Primary Issuance is the approval of the Amendments by the affirmative vote of the holders of at least 66 2/3% of the outstanding Common Shares and the filing of the Amendments. By resolution, the Board of Directors of the Company will confirm that the restrictions contained in Section 203 of the Delaware General Corporation Law shall not apply to any business combination between the Company and A Corp. or Holdco. A result of the Primary Issuance will be to cause Holdco to become a Holder within the meaning of Article Fourth, Section 3(e)(2) of the Company's certificate of incorporation ("Holder"), with the effect that the shares of Class A Stock to be sold to Holdco by I Corp. will not be converted by their terms into shares of Common Stock upon the consummation of the Purchase. In addition, it is a condition of A Corp.'s obligation to consummate the Purchase that the Board of Directors of the Company, no later than March 31, 2000, shall have granted to Holdco demand and "piggyback" registration rights with respect to the shares of capital stock of the Company hereafter acquired by it hereunder, substantially as provided in the form of the Registration Rights Agreement attached hereto as Exhibit A which registration rights will be exercisable upon the lapse of the restriction on Holdco's right to dispose of shares contained in Section 2.

   5. Efforts by I Corp in Support of the Primary Issuance and the Amendments. I Corp. agrees that it will vote all of the shares of capital stock of the Company held by it in favor of the Amendments and will use its best efforts to cause the Primary Issuance to be consummated in the manner contemplated herein. I Corp. may terminate this Agreement within five business days of such date if, by March 31, 2000, the Board of Directors of the Company has not adopted a resolution amending Section 6(g) of the Company's Amended and Restated 1999 Stock Option and Incentive Plan (the "Plan"), and any other sections of the Plan necessary to ensure that no rights of I Corp. employees under the Plan will be terminated or affected in any way as a result of the transactions contemplated by this Agreement. A Corp. may terminate this Agreement within 5 business days of such date if I Corp. breaches its obligations contained in the first sentence of this paragraph or if the Board of Directors of the Company fails to take the actions contemplated herein by March 31, 2000 or thereafter withdraws or modifies in a manner adverse to A Corp. its recommendation in favor of the Amendments.

   6. Failure to Obtain Shareholder Approval of Amendments. If the approval of the shareholders of the Company for the Amendments is not obtained by August 1, 2000, but upon the satisfaction or waiver of the other conditions to Closing on or prior to September 30, 2000, Holdco shall promptly loan to I Corp. $1,117,500,000, which loan (the "Loan") shall accrue interest at a per annum rate of 7%, compounded

IDT Corporation
March 28, 2000
Page 3
quarterly; it being agreed that if such conditions have not been satisfied or waived on or prior to September 30, 2000, then this Agreement shall terminate. The Loan shall initially be for a term of five years, but shall be renewed automatically for up to an aggregate of three one year periods unless not less than six months prior to the then scheduled maturity of the Loan Holdco or I Corp. provides notice that it has elected not to extend the maturity of the Loan. Thereafter, at such time as Holdco becomes a Holder, I Corp. shall promptly deliver to Holdco 14,900,000 shares of Class A Stock, whereupon the Loan (including interest accrued thereon) will be discharged. Upon the maturity of the Loan, I Corp. will promptly deliver to Holdco 14,900,000 shares of Class A Stock (which upon delivery to Holdco will become an equal number of shares of common stock, par value $.01 per share (the "Common Stock")), whereupon the Loan will be discharged. From the date hereof and until the earlier of the Closing or this Agreement terminates, or, if the Loan (including any interest accrued thereon) is made, until the Loan is no longer outstanding, I Corp. will not dispose, encumber or enter into any agreement to dispose or encumber the 14,900,000 shares of Class A Stock or otherwise take any action that would make it unable to fulfill its obligation to deliver such shares upon the maturity of the Loan. The agreement governing the Loan shall provide that Holdco's sole recourse for non-payment of the Loan (including any interest thereon) will be the 14,900,000 shares of Class A Stock or Common Stock, as applicable.

   7. Right of First Refusal. The shares of Class A Stock currently owned by I Corp. which are not subject to the Purchase (the "Remaining Shares") shall be subject to a right of first refusal in favor of Holdco from the date hereof until August 1, 2003 (the "Right of First Refusal Period"). I Corp. shall not transfer any of the Remaining Shares during the Right of First Refusal Period unless it shall have provided Holdco with notice in writing stating (1) that it has received a firm offer to purchase such shares, (2) the fair market value of the consideration proposed to be paid to I Corp. in such transfer (or, in the case of a registered public offering, the fact that the consideration will be the fair market value of the shares at the time the registration statement becomes effective), as well as the other terms thereof and (3) in the case of a proposed buyer who is also a Holder, the identity of the proposed buyer. In the event that the aggregate purchase price of the Remaining Shares proposed to be sold by I Corp. to a third party purchaser equals or exceeds $100,000,000, Holdco shall have 21 days from the date of such written notice (the "Notice Period") to advise I Corp. whether it wishes to exercise the Right of First Refusal. If Holdco advises I Corp. in writing that it wishes to exercise the Right of First Refusal, thereupon I Corp. and Holdco will be deemed to have agreed to the sale to Holdco of such shares upon financial terms and conditions no less favorable to I Corp. than those set forth in the notice, the closing thereon to occur as promptly as practicable following the receipt of all necessary regulatory approvals; provided, however, that if all necessary regulatory approvals are not obtained within 90 days from the date of the notice, the provisions in this Section 7 shall automatically terminate. If Holdco notifies I Corp. in writing that it does not wish to purchase such shares, or such 21 day period elapses without any written notification by Holdco, then I Corp. shall be free to dispose of such shares upon terms and conditions no more favorable to a third party than those set forth in the notice for a period of 60 days; provided, however, that if I Corp. identified a Holder as the proposed buyer in its notice to Holdco, such shares shall only be sold to such Holder. If the aggregate purchase price of the Remaining Shares proposed to be sold by I Corp. to a third party purchaser is less than $100,000,000, the Notice Period (as defined above) shall be 7 days from the date of written notice. Notwithstanding the foregoing, provided that stockholder approval of the Amendments has been obtained and the Closing has occurred, individual sales of not more than 100,000 shares of Class A Stock by I Corp., up to an aggregate of 2,000,000 shares of Class A Stock during the Right of First Refusal Period, shall not be subject to the provisions of this
Section 7.

   8. Conversion of Remaining Shares. I Corp. shall convert such number of the Remaining Shares as requested by Holdco into shares of Common Stock promptly upon the payment in cash to I Corp. of an amount equal to 10% of the average daily closing price per share of Common Stock for the 20-trading day period

IDT Corporation
March 28, 2000
Page 4
ending on the day prior to the date of such notice of conversion in respect of each of the Remaining Shares requested to be converted, if so requested by Holdco, during the period ending August 1, 2003.

   9. Voting Agreement. Until August 1, 2003 or such earlier time as I Corp. ceases to own two million or more Common Shares or until A Corp. ceases to own a majority of the ownership and voting interests in Holdco, Holdco and I Corp. will vote all of the Common Shares beneficially owned by each of them in favor of mutually acceptable nominees to the Board of Directors of the Company. In the event that Holdco and I Corp. are unable to agree on acceptable nominees, Holdco and I Corp. will be counted as present for purposes of determining a quorum at the shareholders meeting but will abstain from voting on such nominees as to which Holdco and I Corp. are unable to agree.

   10. Company Headquarters. The parties agree that they will support the move to and continued presence for no less than 10 years of the headquarters of the Company at 520 Broad Street in Newark, New Jersey, unless otherwise mutually agreed.

   11. Joint Venture and Licensing. A Corp. and Holdco will support the formation of a joint venture between the Company and I Corp. for the development and sale of Internet telephony network equipment using the Company's VOIP technology. No later than March 31, 2000, the Board of Directors of the Company will agree that (i) the Company will grant to A Corp. a license for all of the Company's present and future technology for use in the present and future businesses of A Corp. and its affiliates and (ii) the Company will grant to I Corp. a license for all of the Company's present and future technology for use in the present and future businesses of I Corp. and its affiliates; it being agreed that should any term, condition or pricing of a license be given prior to or after the date of this agreement by the Company to any other person (including, in the case of A Corp., I Corp., and in the case of I Corp., A Corp.) which is more favorable to the licensee than that given to A Corp. or I Corp., as the case may be, such term, condition or pricing shall be applicable to A Corp.'s license or I Corp.'s license, as the case may be, at such party's option. Any contract or transaction between A Corp. and the Company, or between I Corp. and the Company involving the potential payment to or from the Company of more than $500,000, shall be subject to the approval of a majority of the disinterested directors of the Company; provided that the requirement for such approval shall cease to apply at such time as A Corp. or I Corp., as the case may be, becomes the beneficial owner of more than 85% or less than 15% of the voting power of the Company; and provided further that the requirement of disinterested director approval shall not be required with respect to the granting of a license by the Company to A Corp. or I Corp. which does not contain terms, conditions and pricing that are more favorable to the licensee than those contained in a license granted to any other person.

   11(a). A Corp./I Corp. Arrangements. A Corp. and I Corp. agree that they will enter into the following series of commercial and outsourcing arrangements as soon as practicable following the date of this Agreement, with the intent to use reasonable best efforts to have these agreements in place by Closing. The agreements referred to in this Section 11 each shall be for a term of three years, unless the parties agree otherwise.

  . A Corp. and I Corp. will enter into an agreement, which will provide for each party to be classified by the other party as a "Preferred Supplier" where mutually beneficial and not inconsistent with other commitments of the parties existing on the date of this Agreement, with respect to all services and products offered by the parties.

  . I Corp. and A Corp. will enter into an agreement pursuant to which A Corp will supply 66% of the domestic service needs, including long distance, data, IP, and local service, which I Corp. purchases from third parties; provided that such agreement shall not require the substitution of A Corp. for any supplier to I Corp. under an agreement existing on the date of this Agreement, unless such existing commitment can be assigned or transferred to A Corp. without causing an adverse effect to I Corp.'s

IDT Corporation
March 28, 2000
Page 5
   business (including relations with customers and suppliers), financial position or results of operations. A Corp. will manage such existing supply commitments with the intent of providing integrated support to I Corp., and transitioning to A Corp. the services covered by such existing supply commitments as soon as it is reasonably practicable to do so in a manner that benefits I Corp. and does not have any adverse effect on I Corp's. business, financial condition or results of operations. A Corp. shall provide the domestic services it provides on a most favored customer basis, taking into account the types and volumes of services furnished. I Corp.'s commitment to enter into this agreement will be contingent upon I Corp. experiencing cost savings in each category of services provided (as defined below) as compared with the cost to I Corp. of obtaining comparable services of comparable quality from third parties. For the purpose of calculating the cost savings, the parties will measure savings within three (3) separate buckets or categories: (1) domestic voice services; (2) data and IP services; and (3) fiber, colocation, and network management services. The pricing terms for such services shall be adjusted as commercially required to maintain competitiveness to ensure that the principles set forth above in this paragraph continue to be observed throughout the term of the agreement.

  . The parties intend to purchase international services from one another, with the understanding that the substantive commitments concerning such services are as set forth in Section 11(b).

  . I Corp. will obtain a domestic fiber ring from A Corp. (a Dark Fiber, Lit
    Fiber or OC-X service, as agreed upon by the parties). The price shall be the lowest rate that A. Corp. has offered for a comparable arrangement; provided, however, that I Corp. will be under no obligation to acquire such ring unless A Corp. provides the fiber ring at a price equal to or lower than that at which I Corp. could obtain the same capabilities from another source. A Corp. agrees to engineer the ring based on I Corp.'s forecast of demand for use of the capacity on the ring and agrees to price the capacity it provides based on the capacity required to meet such forecasts of demand, whether or not it engineers the network for greater capacity. The parties will agree on a plan to update such forecasts from time to time as necessary to reflect I Corp.'s forecasted needs. I Corp. agrees that it will terminate the traffic which it services on this ring, provided that I Corp. shall be permitted first to terminate traffic on capacity which I Corp. has or has contractually committed to on the date of this agreement or under agreements to terminate traffic that are in effect on the date of this Agreement.

  . I Corp. and A Corp. will enter into an Outsourcing Agreement pursuant to which I Corp. will outsource network management to A Corp. at mutually agreed upon prices and terms. In addition, the parties intend to enter into an agreement covering each party's use of the other party's web hosting facilities.

  . A Corp. will initially sublease from I Corp. 40,000 square feet (with options to eventually rent an additional 160,000 square feet, contingent on the availability of space) at I Corp.'s facility at 520 Broad Street, Newark, New Jersey. The initial base rent shall be the lower of (1) between $25 to $29 per square foot (the rate excludes utility and construction costs), or (2) market rates for comparable space. Rent shall be CPI adjusted on an annual basis, consistent with I Corp.'s underlying lease. A Corp. agrees to locate a network operation center and/or a switch or switches at the subleased premises.

  . A Corp. and I Corp. will support good faith negotiations to reach an agreement to colocate at each other's facilities.

   11(b). Concert/I Corp. Arrangements. A Corp. will use its reasonable best efforts to cause Concert to enter into the following series of commercial arrangements with I Corp.

  . Concert and I Corp. will enter into an agreement, which will provide for each party to be classified by the other party as a "Preferred Supplier" where mutually beneficial and not inconsistent with other commitments of the parties existing on the date of this Agreement, with respect to all services and products offered by the parties.

IDT Corporation
March 28, 2000
Page 6

  . For a period of three (3) years from the date hereof, I Corp. and Concert will work together to purchase from each other an annual aggregate amount of services, including international termination, international bandwidth, least cost routing infrastructure buildouts, international toll free services, offshore UK wholesale delivery, co-location opportunities, switching development and management, etc., provided however that any commitment by a party under this paragraph will be contingent on such party having excess demand that it cannot meet itself through its network or through PTT correspondent arrangements, and upon it being economically attractive to such party to outsource this demand to the other party.

   The parties agree to provide such services at Concert and I Corp.'s respective preferred leading edge cost structures with consideration to quality, volumes, availability of capacity and other key market and economic conditions. Concert and I Corp. will provide each other with six (6) month traffic projections identifying each party's price and volume requirements.

  . Concert and I Corp. will support good faith negotiations to work together to partner in building or jointly purchasing international fiber networks or in swapping capacity on each other's networks.

  . Concert and I Corp. will support good faith negotiations to reach an agreement to colocate at each other's facilities and to use each other's switching facilities to route traffic in mutually beneficial ways, including, but not limited to, I Corp.'s utilization of Concert's European and Asian switches for I Corp's opportunistic traffic.

   12. Tag-along Provisions. If, during the 18 month period after the date hereof, Holdco buys shares of Class A Stock from other current Holders, Holdco will so notify I Corp. in writing, such notice to contain information regarding number of shares, price and other material terms of the transaction and I Corp. then will have the option, exercisable within 30 days of its having received such written notice of such purchase, of causing Holdco to purchase up to five million shares of Class A Stock (or if A Corp. has exercised its conversion rights under paragraph 8, then Common Stock) from it on the same terms and conditions as Holdco purchased shares from such other holder of Class A Stock; provided, that the provisions of this paragraph will not apply to arrangements entered into by Holdco or A Corp. solely in connection with obtaining shareholder approval of the Amendments.

   13. Definitive Documentation. The parties agree to negotiate in good faith and enter into mutually acceptable definitive documentation with respect to the transactions contemplated herein and on the terms and conditions set forth herein.

   14. Binding Intent. It is the intent of the parties hereto that the agreements contained herein be legally binding on and enforceable against them upon, and only upon, the Board of Directors of the Company taking the actions identified herein as required to be taken no later than March 31, 2000. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles. Each party hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

IDT Corporation
March 28, 2000
Page 7

   If the foregoing conforms to your understanding, please so signify by signing in the space provided below. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                                          Very truly yours,

                                          AT&T Corporation

                                                   /s/ JOHN C. PETRILLO
                                          By: _________________________________

Accepted and Agreed:
IDT CORPORATION.

        /s/ JAMES A. COURTER
By: _________________________________

                                    ANNEX C

                      OPINION OF SALOMON SMITH BARNEY INC.

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

March 30, 2000

The Special Committee of the Board of Directors Net2Phone, Inc. 171 Main Street Hackensack, New Jersey 07601

Members of the Special Committee:

   You have requested our opinion as to the fairness, from a financial point of view, to Net2Phone, Inc. ("Net2Phone") of the Cash Consideration (defined below) to be received by Net2Phone pursuant to the terms and subject to the conditions set forth in the letter agreement, dated March 30, 2000, among Net2Phone, AT&T Corporation ("AT&T") and IDT Corporation ("IDT" and, such agreement, the "NTOP-AT&T Letter Agreement"). As more fully described in the NTOP-AT&T Letter Agreement, AT&T and its designees will, through a newly formed entity ("Holdco"), purchase from Net2Phone, and Net2Phone will issue to Holdco, an aggregate of 4,000,000 shares of the Class A common stock, par value $0.01 per share, of Net2Phone (the "Class A Common Stock"), which shares have voting rights of two votes per share, at a purchase price of $75.00 per share in cash (the "Cash Consideration" and, such issuance, the "NTOP Direct Investment"). Representatives of Net2Phone have advised us that IDT, the parent company and controlling shareholder of Net2Phone, and AT&T have entered into a letter agreement, dated March 28, 2000 (the "IDT-AT&T Letter Agreement"), providing for, among other things, the sale by IDT to Holdco of an aggregate of 14,900,000 shares of Class A Common Stock held by IDT (the "IDT Block") for a purchase price of $75.00 per share in cash (the "IDT Block Purchase"). The IDT-AT&T Letter Agreement further provides, as a precedent condition to the IDT Block Purchase, that the NTOP Direct Investment be consummated.

   In arriving at our opinion, we reviewed the NTOP-AT&T Letter Agreement and IDT-AT&T Letter Agreement, and held discussions with certain senior officers, directors and other representatives and advisers of Net2Phone and certain senior officers and other representatives and advisers of IDT and AT&T concerning the business, operations and prospects of Net2Phone. We examined certain publicly available business and financial information relating to Net2Phone as well as certain publicly available financial forecasts for Net2Phone and other information and data for Net2Phone which were provided to or otherwise discussed with us by the managements of Net2Phone, IDT and AT&T, including certain information relating to the potential strategic implications and operational benefits that may be realized by Net2Phone as a result of the NTOP Direct Investment and the IDT Block Purchase. We reviewed the financial terms of the NTOP Direct Investment as set forth in the NTOP-AT&T Letter Agreement in relation to, among other things: current and historical market prices and trading volumes of the common stock, par value $0.01 per share, of Net2Phone (the "Common Stock"); the financial condition and historical and projected revenues, earnings and other operating data of Net2Phone; and the capitalization of Net2Phone. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Net2Phone. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to

The Special Committee of the Board of Directors Net2Phone, Inc. March 30, 2000 Page 2 or otherwise reviewed by or discussed with us, we have reviewed with the management of Net2Phone publicly available forecasts relating to Net2Phone and have been advised by the management of Net2Phone, and have assumed with your consent, that such forecasts represent reasonable estimates and judgments as to the future financial condition and operating results of Net2Phone. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Net2Phone nor have we made any physical inspection of the properties or assets of Net2Phone. We are not expressing any opinion as to what the value of the Class A Common Stock will be when issued pursuant to the NTOP Direct Investment or the prices at which the Common Stock or Class A Common Stock will trade or otherwise be transferable, as the case may be, subsequent to the NTOP Direct Investment. We express no view as to, and our opinion does not address, the relative merits of the NTOP Direct Investment as compared to any alternative business strategies that might exist for Net2Phone or the effect of any other transaction in which Net2Phone might engage. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of Net2Phone. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

   Salomon Smith Barney Inc. has been engaged to render financial advisery services to the Special Committee in connection with the NTOP Direct Investment and will receive a fee for such services, a significant portion of which is payable in connection with the delivery of this opinion. We and our affiliates have in the past provided, and are currently providing, services to AT&T unrelated to the NTOP Direct Investment, for which services we and our affiliates have received and will receive compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Net2Phone and AT&T for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Net2Phone, AT&T and their respective affiliates.

   Our advisery services and the opinion expressed herein are provided for the information of the Special Committee in its evaluation of the NTOP Direct Investment, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the NTOP Direct Investment.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Cash Consideration to be received by Net2Phone pursuant to the NTOP Direct Investment is fair, from a financial point of view, to Net2Phone.

Very truly yours,

/s/ Salomon Smith Barney Inc.

SALOMON SMITH BARNEY INC.

                                    ANNEX D

                 AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

                    Amendment to Increase Authorized Shares

   If approved, the first sentence of the Preamble of ARTICLE FOURTH to our Certificate of Incorporation would be amended and restated to read as follows:

     ARTICLE FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 247,924,250 shares, consisting of (a) 200,000,000 shares of common stock, par value $.01 per share ("Common Stock"), (b) 37,924,250 shares of Class A common stock, par value $.01 per share (the "Class A Stock" and, together with the common stock, the "Common Shares"), and (c) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

                   Amendment to Increase Number of Directors

   If approved and effective only upon the issuance of the 4,000,000 newly-authorized shares of our Class A Common Stock to Newco, the first sentence of ARTICLE FIFTH to our Certificate of Incorporation would be amended and restated to read as follows:

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five (5) and not more than thirteen (13) directors, the exact number of which shall be fixed from time to time by the Board of Directors.

and the first sentence of ARTICLE FOURTH, Paragraph 1(h)(1) to our Certificate of Incorporation would be amended and restated to read as follows:

     Following issuance of the Series A Preferred and for so long as shares of Series A Preferred remain outstanding, the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect 2 directors (the "Series A Directors.").

                                    ANNEX E

                                NET2PHONE, INC.
           1999 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

                         (AS AMENDED ON MARCH 30, 2000)

                     (Proposed change indicated in italics)

--------------------------------------------------------------------------------

1. Purpose; Types of Awards; Construction.

   The purpose of the Amended and Restated Net2Phone, Inc. 1999 Stock Option and Incentive Plan (the "Plan") is to provide incentives to executive officers, other key employees, directors and consultants of Net2Phone, Inc. (the "Company"), or any parent or subsidiary of the Company which now exists or here after is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements there of.

2. Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated:

   (a) "Agreement" shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

   (b) "Board" shall mean the Board of Directors of the Company.

   (c) "Change in Control" means a change in ownership or control of the Company effected through either of the following:

     (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
  (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

     (ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection

     (iii) with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by

     (iv) the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

   (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (e) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

   (f) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

   (g) "Company" shall mean Net2Phone Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

   (h) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

   (i) "Corporate Transaction" means any of the following transactions:

     (i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

   (j) "Disability" shall mean a Grantee's inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physicians elected by the Grantee and acceptable to the Company.

   (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

   (l) "Fair Market Value" per share as of a particular date shall mean (i) the closing sale price per share of common stock on the national securities exchange on which the common stock is principally traded for such date or the last preceding date on which there was a sale of such common stock on such exchange, as the Committee shall determine, or (ii) if the shares of common stock are then traded in an

   (m) over-the-counter market, the average of the closing bid and asked prices for the shares of common stock in such over-the-counter market for the last preceding date on which there was a sale of such common stock in such market, or (iii) if the shares of common stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

   (n) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

   (o) "IDT" shall mean IDT Corporation, a Delaware corporation, and any successor corporation thereto.

   (p) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

   (q) "Initial Public Offering" shall mean the underwritten initial public offering of shares of common stock.

   (r) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

   (s) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10.

   (t) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Related Entity.

   (u) "Nonqualified Stock Option" shall mean any option not designated as an Incentive Stock Option.

   (v) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of common stock.

   (w) "Option Agreement" shall have the meaning set forth in Section 6.

   (x) "Option Price" shall mean the exercise price of the shares of common stock covered by an Option.

   (y) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an award under the Plan, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (z) "Plan" means this Net2Phone, Inc. 1999 Stock Option and Incentive Plan, as amended from time to time.

   (aa) "Related Entity" means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a controlling ownership interest, directly or indirectly. IDT and each of its Subsidiaries shall be deemed to be a Related Entity.

   (bb) "Restricted Period" shall have the meaning set forth in Section 11.

   (cc) "Restricted Stock" means shares of common stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

   (dd) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

   (ee) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

   (ff) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of common stock from the date of grant to the date of exercise of the right, with payment to be made in cash or common stock as specified in the award or determined by the Committee.

   (gg) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (hh) "Tax Event" shall have the meaning set forth in Section 17.

   (ii) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent(10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Administration.

   (a) The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "non-employee directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code. Prior to the formation of the Committee, the Board shall exercise all powers of the Committee set forth herein.

   (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of common stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   (c) All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4. Eligibility.

   Awards may be granted to executive officers, other key employees, directors and consultants of the Company or of any Related Entity. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock.

   (a) The maximum number of shares of common stock reserved for the grant of awards under the Plan shall be 16,540,000, subject to adjustment as provided in
Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

   (b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of common stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

   (c) Except as the Committee may otherwise determine, in no event may a Grantee be granted during any calendar year Options to acquire more than 750,000 shares of common stock or more than 750,000 shares of Restricted Stock, in each case subject to adjustment as provided in Section 12 hereof.

6. Terms and Conditions of Options.

   (a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.

   (b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of common stock to which the Option relates.

   (c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

   (d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of common stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

   (e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of common stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and common stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

   (f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of common stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of common stock with respect to which the Option is being exercised.

   (g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Related Entity (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee's termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after the date of such termination (or such different period as the Committee shall prescribe).

   (h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Related Entity, or within thirty (30) days after the date of termination of such Grantee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) hereof), or if the Grantee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe). Unless otherwise provided in the applicable Agreement, in the case of awards granted to consultants who do not provide services to the Company or to a Related Entity on an ongoing basis, for the purpose of determining the rights of such consultant under the Plan, the Committee shall determine the date, if any, upon which the consultant's relationship with the Company or the Related Entity shall have been terminated.

   (i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may approve.

7. Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8. Incentive Stock Options.

   Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof:

   (a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of common stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of common stock shall be determined as of the date that the Option with respect to such shares was granted.

   (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of common stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9. Stock Appreciation Rights.

   The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of common stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

   (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

   (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of common stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right (i) until six (6) months have elapsed from the date of grant or (ii) during the period beginning two weeks prior to the end of each of the Company's fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

   (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of common stock on the date of exercise of such Stock Appreciation Right over the Option Price of the related Option, by (ii) the number of shares of common stock as to which such Stock Appreciation Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of common stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of common stock as to which the Option is exercised or surrendered.

   (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of common stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

   (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) may be made solely in whole shares of common stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of common stock as the Committee deems advisable. If the Committee decides to make full payment in shares of common stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10. Limited Stock Appreciation Rights.

   The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of common stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) TIME OF GRANT. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

   (b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of common stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences (or unless otherwise approved by the Committee), a Limited Right granted to a Grantee who is an Insider must be (x) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (y) automatically paid out in cash to the Insider upon the occurrence of a Change in Control or a Corporate Transaction (provided such six (6) month holding period requirement has been met).

   (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

     (i) in the case of the realization of Limited Rights by reason of an acquisition of common stock described in clause (i) of the definition of "Change in Control" (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

     (ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of "Corporate Transaction" (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

     (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of "Change in Control" or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

   Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

   (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

     (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of common stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise

     (ii) of the Limited Right, or (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date the Limited Right is exercised.

     (iii) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of common stock at which the related option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

     (iv) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of common stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date on which such Limited Right is exercised.

     (v) The term "Merger Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

     (vi) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of common stock at which the related Option is exercisable, by (ii) the number of shares of common stock with respect to which the Limited Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of common stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of common stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of common stock with respect to which the related Option was exercised or terminated.

   (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of common stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11. Restricted Stock.

   The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

   (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

   (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the Company or a Related Entity shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection
(e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Related Entity.

   (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this
Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

   (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in
Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

12. Effect of Certain Changes.

   (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend (including a spin-off or split-off of a Subsidiary), recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or

   (b) shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of common stock available for awards under the Plan, (iii) the number of such shares covered by outstanding awards and/or (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

   (c) CHANGE IN COMMON STOCK. In the event of a change in the common stock of the Company as presently constituted that is limited to a change of all of its authorized shares of common stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the common stock within the meaning of the Plan.

13. Corporate Transaction.

   Unless otherwise provided in the applicable Agreement, in the event of a Corporate Transaction, each award which is at the time outstanding and unexercised under the Plan shall automatically terminate and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

14. Non-Employee Director Options.

   The provisions of this Section 14 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

   (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 14. The Option Price per share of common stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this
Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee.

   (b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of common stock. The Option Price shall equal the offering price of the common stock in connection with the Initial Public Offering.

   (c) SUBSEQUENT GRANTS. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of common stock. The Option Price shall equal the Fair Market Value of the common stock as of the date of grant.

   (d) ANNUAL GRANTS. On each anniversary date of a Non-Employee Director's initial election to the Board, such Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of common stock. The Option Price shall equal the Fair Market Value of the common stock as of the date of grant.

   (e) VESTING. Each option granted under this Section 14 shall be fully exercisable on the date of grant. Sections 6(f), 6(g) and 6(h) hereof shall not apply to Options granted to Non-Employee Directors.

   (f) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) three months following the Non-Employee Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 14.

   (g) DEFINITION OF "CAUSE." For purposes of this Section 14, "cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary, or (iii) any other act deemed by the Board to be detrimental to the Company.

15. Period During which Awards May Be Granted.

   Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from April 27, 1999, the date the Plan was initially adopted by the Board.

16. Transferability of Awards.

   (a) Incentive Stock Options (and any Stock Appreciation Rights related thereto) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

   (b) Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable in the manner and to the extent acceptable to the Committee, as may be evidenced by a writing signed by the Company and the Grantee, or in such other matter as the Committee shall provide. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

   (c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

17. Agreement by Grantee regarding Withholding Taxes.

   If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of a Restricted Period (each, a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of common stock.

18. Rights as a Stockholder.

   Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

19. No Rights to Employment.

   Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Related Entity or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Related Entity to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Related Entity.

20. Beneficiary.

   A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

21. Stockholder Approval; Amendment and Termination of the Plan.

   (a) STOCKHOLDER APPROVAL. The Plan initially became effective when adopted by the Board and stockholders of the Company on April 27, 1999 and shall terminate on the tenth anniversary of such date. This amendment and restatement of the Plan became effective upon its adoption by the Board on May 17, 1999.

   (b) AMENDMENT AND TERMINATION OF THE PLAN. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

22. Governing Law.

   The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                   * * * * *

===============================================================================

                                NET2PHONE, INC.

          This Proxy is Solicited on Behalf of The Board of Directors
           For The Special Meeting of Stockholders on June 30, 2000

  The undersigned hereby appoints Clifford M. Sobel, Howard S. Balter, and Glenn J. Williams, and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of capital stock of Net2Phone, Inc. held of record by the undersigned on May 29, 2000, at the Special Meeting of Stockholders to be held on June 30, 2000, at 9 a.m. at what is to become our new headquarters, 520 Broad Street, Newark, New Jersey, or any adjournment or postponement.

  IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ITEMS 1, 2, AND 3 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign and date the reverse side and return the proxy card promptly using the enclosed envelope or vote by telephone or using the Internet following the instructions below.


Dear Stockholder:

  Whether or not you are able to attend the Special Meeting, it is important that your shares be represented, no matter how many shares you own. You may vote by telephone, over the Internet or by mail.

TO VOTE BY PHONE       . Call toll free                in the United
                         States or Canada prior to               , 2000,
                         on a touch tone telephone.

                       . Option #1: To vote as the Board of Directors
                         recommends on ALL proposals: Press 1. When asked, please confirm your vote by pressing 1.

                       . Option #2: If you choose to vote on each
                         proposal separately: Press 0 and follow the simple recorded instructions.


TO VOTE BY INTERNET    . Go to the following website prior to
                             , 2000: www.      .com

                       . Enter the information requested on your
                         computer screen, including your six-digit
                         Control Number located above left.


      The above methods are quick, easy, and available 24 hours per day,
                    7 days a week through           , 2000

TO VOTE BY PROXY CARD  . Complete, date and sign the proxy printed on the reverse side.
                       . Tear at the perforation, and mail the proxy
                         card in the enclosed, postage paid envelope
                         addressed to                                 .


       Mailed proxies must be received no later than             , 2000

                  PLEASE DO NOT VOTE BY MORE THAN ONE METHOD;
               THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE.

                             Thank you for voting!

[X] Please mark your votes as in this example.

       The Board of Directors recommends a vote "FOR" items 1, 2, and 3.

1. Approval of the amendment to our Certificate of Incorporation to increase the authorized shares of our Class A Common Stock.

                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

2. Approval of the amendment to our Certificate of Incorporation to increase the maximum number of directors.
                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

3. Approval of the amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan.

                       [_]          [_]            [_]

4. In their discretion, the proxies are authorized to vote upon all other matters that may properly be presented at the Special Meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

   Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

-------------------------------------------------------------------------------
Signature

-------------------------------------------------------------------------------
Signature (if held jointly)

Date:                                                                      2000
     ---------------------------------------------------------------------


================================================================================